UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A
(RULE 14A-101)

INFORMATION REQUIRED IN
PROXY STATEMENT
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DELTA AIR LINES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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2019

Notice of Annual Meeting and Proxy Statement

NOTICE OF THE ANNUAL MEETING OF SHAREHOLDERS

TIME AND DATE:	PLACE:	RECORD DATE:
Thursday, June 20, 2019	The Offices of Davis Polk & Wardwell	April 30, 2019
7:30 a.m. Eastern Daylight Time	450 Lexington Avenue, New York, New York (located in Midtown Manhattan between East 44th Street and East 45th Street)

AGENDA
At the Annual Meeting, shareholders will be asked to vote on the following proposals:		Board Recommends Vote:
ITEM 1	Election of 12 directors named in the Proxy Statement	FOR
ITEM 2	Advisory vote on executive compensation	FOR
ITEM 3	Ratification of Ernst & Young LLP as independent auditors for 2019	FOR
ITEM 4	Shareholder proposal, if properly presented	AGAINST

In addition, we will transact any other business properly presented at the meeting, including any adjournment or postponement by or at the direction of the Board of Directors.

A list of shareholders entitled to vote at the meeting will be available for examination during normal business hours for ten days before the meeting at Delta’s Investor Relations Department, 1030 Delta Boulevard, Atlanta, Georgia 30354. The shareholder list will also be available at the meeting.

If you plan to attend the meeting, please see the instructions on page 65 of the attached proxy statement. If you will need special assistance at the meeting because of a disability, contact Investor Relations at (866) 715-2170.

We encourage shareholders to sign up to receive future proxy materials electronically, including the Notice Regarding the Availability of Proxy Materials. To sign up, visit http://enroll.icsdelivery.com/dal.

BY INTERNET	BY TELEPHONE	BY MAIL	IN PERSON

Go to www.proxyvote.com and follow the instructions	Call 1-800-690-6903	Sign, date and return your proxy card in the enclosed postage-paid envelope	Attend the annual meeting in New York, New York. See page 65 for instructions on how to attend

The Notice of Internet Availability of Proxy Materials is being mailed, and the attached proxy statement is being made available, to our shareholders on or about May 10, 2019.

Please read our attached proxy statement carefully and submit your vote as soon as possible. Your vote is important. You can ensure that your shares are voted at the meeting by using our Internet or telephone voting system, or by completing, signing and returning a proxy card.

Atlanta, Georgia
May 10, 2019

  2019 PROXY STATEMENT    1

LETTER FROM THE CHIEF EXECUTIVE OFFICER

In 2018, Delta celebrated the 10th anniversary of our groundbreaking merger with Northwest Airlines, which created the foundation for the transformation of our company. Every year since the merger, we have built on the success of the previous year, learning lessons and honing our strategy to achieve more for our people, our customers, our communities and our shareholders.

First and foremost in our mind is running a safe, reliable and customer-focused operation. In 2018, we had 143 cancel-free days across the entire Delta system including both the mainline and regional carriers, up from 90 days just a year ago. We accelerated revenue growth to 8% on an increasingly diverse revenue base and offset over 90% of the $2 billion increase in fuel costs compared to the prior year. In 2018 more than half of our revenue was generated from premium products, our loyalty program, aircraft maintenance and cargo, relying substantially less on the Main Cabin product. Importantly, we saw improvement in cost performance and reduced non-fuel unit cost growth below the rate of general inflation. We continued to strengthen our brand, achieving a record high domestic net promoter score in 2018, with improvement in all geographic regions. And we continue to launch partnerships with carriers throughout the world — we started a joint venture with Korean Air, signed an agreement with WestJet in Canada and filed for regulatory approval to bring together the separate joint ventures with Virgin Atlantic and Air France-KLM.

We broke records, flying more people than ever and widening the gap with the competition. We unveiled new routes to destinations across the globe and took delivery of world-class aircraft including the A220 as we continue to transform our fleet. We opened a state-of-the-art engine shop and outfitted 60,000 people in stylish and functional new uniforms. We deployed innovative new technology to our pilots, flight attendants and airport agents, enhanced our airports and forged new relationships with other carriers as we accelerate our global expansion. We made significant progress leveling the playing field with state-subsidized Gulf region airlines.

Because our people are our foundation, for 2018 we paid industry-leading compensation, including more than $1.3 billion in profit sharing. For our shareholders, we produced an after-tax return well above our cost of capital, paid $900 million in dividends and repurchased $1.6 billion in shares. We continued to strengthen our balance sheet, lowering our cost of borrowing and improving the funded status of our pension plan.

Throughout it all, Delta people worked tirelessly to maintain our unmatched standard of excellence, safety and reliability. The human touch that Delta people provide is unique, and it’s what continually sets us apart. Our culture — dedicated to servant leadership, a passion for our business, supporting our communities and building a sustainable future — is an advantage no one can match.

Our powerful consumer brand, combined with our unmatched competitive advantages, including the best employees in the business, industry-leading operational reliability, a strong global network, growing customer loyalty and an investment grade balance sheet, support continued advancement as we create long-term value for shareholders. Every day, we become more passionate about running the best airline on the planet and serving as many customers as possible.

Sincerely,

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LETTER FROM THE NON-EXECUTIVE CHAIRMAN OF THE BOARD

As the non-executive Chairman of the Board, thank you for your support of Delta Air Lines. Our Board strives to oversee Delta in a responsible and transparent way to help the company achieve long-term value for you.

The Board and its five committees regularly engage management in robust discussions about Delta's risks, strategies, priorities and opportunities, both domestically and internationally. We also work hard on your behalf to oversee safety and security, executive compensation and succession, and environmental, social and governance (ESG) matters, as well as one of our key competitive advantages — the Delta culture.

And we take our responsibilities seriously regarding Board refreshment and succession planning. Seven of our current 12 Board members joined the Board in the last five years, and almost half our Board is diverse.

We are proud of our foundation of good governance that includes electing all directors annually by majority voting, providing for proxy access, having an anti-hedging and anti-pledging policy for all employees and the Board, imposing meaningful stock ownership guidelines for executive officers and the Board, requiring outside director retirement at age 72 and prohibiting ownership of competitor airlines’ stock by the Board and officers.

Two recent developments further enhance this solid foundation:

›

In February, the Board amended Delta’s bylaws to allow holders of 20% of the outstanding common stock to call a special meeting of shareholders.

›

In 2018, our Corporate Governance Committee added to its charter to include oversight of Delta’s ESG obligations.

We engage our shareholders in many ways, and we encourage you to share suggestions and concerns with us. In particular, I want to encourage you to review our proxy statement and vote.

We appreciate your support as shareholders and customers.

Sincerely,

  2019 PROXY STATEMENT    3

  ›TABLE OF CONTENTS

PROXY STATEMENT SUMMARY	5
THE DELTA DIFFERENCE	5
2018 PERFORMANCE HIGHLIGHTS	6
DIRECTOR NOMINEES	7
BOARD OF DIRECTORS AND GOVERNANCE HIGHLIGHTS	8
EXECUTIVE COMPENSATION PROGRAM	9
INVESTOR ENGAGEMENT EFFORTS	9
CORPORATE SOCIAL RESPONSIBILITY COMMITMENT	10
ENVIRONMENTAL, SOCIAL AND GOVERNANCE (ESG) SUSTAINABILITY HIGHLIGHTS	11
PROPOSAL 1 — ELECTION OF DIRECTOR	12
BOARD REFRESHMENT PROCESS	12
2019 NOMINEES FOR DIRECTOR	14
BOARD OPERATIONS	19
BOARD LEADERSHIP STRUCTURE	19
BOARD COMMITTEES	19
BOARD AND COMMITTEE EVALUATION PROCESS	21
BOARD OVERSIGHT OF RISK MANAGEMENT	21
COMMUNICATIONS WITH DIRECTORS	22
SHARE OWNERSHIP	23
BENEFICIAL OWNERSHIP OF SECURITIES	23
SECTION 16 BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	24
EXECUTIVE COMPENSATION	25
COMPENSATION DISCUSSION AND ANALYSIS	25
COMPENSATION COMMITTEE REPORT	40
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION	40
EXECUTIVE COMPENSATION TABLES	41
Summary Compensation Table	41
Grants of Plan-Based Awards Table	43
Outstanding Equity Awards at Fiscal Year-End Table	44
Option Exercises and Stock Vested Table	45
POST-EMPLOYMENT COMPENSATION	46
CEO PAY RATIO	51
DIRECTOR COMPENSATION	52
DIRECTOR COMPENSATION TABLE	53
STOCK OWNERSHIP GUIDELINES	53
AUDIT COMMITTEE REPORT	54
PROPOSAL 2 — ADVISORY VOTE ON EXECUTIVE COMPENSATION	56
PROPOSAL 3 — RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS	57
FEES OF INDEPENDENT AUDITORS	58
PRE-APPROVAL OF AUDIT AND NON-AUDIT SERVICES	58
PROPOSAL 4 — SHAREHOLDER PROPOSAL - RIGHT TO ACT BY WRITTEN CONSENT	59
VOTING INFORMATION	61
INTERNET AVAILABILITY OF PROXY MATERIALS	61
SHAREHOLDERS ENTITLED TO VOTE	61
QUORUM FOR THE ANNUAL MEETING	61
HOW TO VOTE	61
REVOKING A PROXY OR VOTING INSTRUCTIONS	63
LIMITATION ON BROKERS’ AUTHORITY TO VOTE SHARES	63
VOTES NECESSARY TO ACT ON PROPOSALS	63
RECOMMENDATIONS OF THE BOARD	64
OTHER INFORMATION	65
PRESENTATION OF OTHER BUSINESS AT THE MEETING	65
ATTENDING THE MEETING	65
HOUSEHOLDING	65
COST OF SOLICITATION	65
SUBMISSION OF SHAREHOLDER PROPOSALS	66
SUPPLEMENTAL INFORMATION ABOUT FINANCIAL MEASURES	67

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PROXY STATEMENT SUMMARY

The Delta Difference

With a 90-year history of customer service, Delta provides scheduled air transportation for passengers and cargo throughout the United States and around the world. Powered by our approximately 89,000 Delta people, our network is supported by a fleet of aircraft that is varied in size and capabilities, giving us flexibility to adjust aircraft to the network. Our relationships with foreign carriers improve our access to international markets, allowing us to globally integrate air transportation services. Over the years, we’ve built a strong financial foundation, record customer satisfaction, more resilient, higher margin revenue streams, a global network and an investment grade balance sheet.

A POWERFUL CONSUMER BRAND	UNMATCHED COMPETITIVE ADVANTAGES	LONG-TERM VALUE CREATION

Delta is an exceptional, trusted consumer brand that consistently delivers a superior travel experience.

Our domestic net promoter score improved from 15% in 2009 to 45.9% in 2018, an all-time high, with scores improving in all geographic regions.

In 2018, Delta was named The Wall Street Journal’s best U.S. Airline (for the second year), one of Fortune’s Most Admired Companies and its Most Admired Airline for the seventh time in eight years, number 1 in The Business Travel News Annual Airline survey, and one of Fast Company’s Most Innovative Companies Worldwide. We received numerous awards as an employer in 2018, including Glassdoor Employees' Choice Award. Delta was also named the most on-time network airline and international airline by Flight Global for 2018.

At the core of Delta are our passionate and determined professionals with an innate sense of caring for our customers.

We consistently deliver industry- leading operational results and drive further improvements and efficiencies through innovation.

Our global network has the best connecting hub complex — including the world's most efficient hub in Atlanta — enhanced by our strong international alliances in Europe, Latin America, Asia, Australia and Canada.

Our ascending brand and strong relationship with American Express® combine to produce customer loyalty and a high-margin revenue stream.

Our investment grade balance sheet provides a solid foundation — with lower interest expense, more cash flow flexibility and access to higher quality credit markets for future needs.

2018 was our fourth consecutive year with more than $5 billion in profits, and we focused on growing revenues and returning the business to margin expansion to drive higher earnings.

Our broad principle has been to reinvest about half our operating cash into the business. This gives us a strong basis to invest in airports, new fleet, technology and people.

We also know it’s important to generate profits for our shareholders and return cash to them through our dividends and share repurchases. Since 2013, we have returned more than $12 billion to shareholders, including $2.5 billion in 2018, and reduced our outstanding shares by approximately 20%. In 2018, we increased our dividend for the fifth consecutive year.

  2019 PROXY STATEMENT    5

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2018 Performance Highlights

Delta people rose to the challenges of 2018 to produce excellent financial results, record-setting operational reliability and strong improvements in customer satisfaction. We confirmed our position as a reliable, customer-focused airline that is producing strong profits and cash flows, enabling improved balance sheet strength and producing solid return of capital to shareholders.

Our financial highlights from the past year underscore our continued progress.

Below are some of the categories of performance measures included in our incentive compensation plans that demonstrate our pay for performance philosophy. See pages 32-33 for further information about the performance measures included in these plans.

PRE-TAX INCOME

OPERATIONAL RELIABILITY AND CUSTOMER SERVICE

CONTINUED BALANCE SHEET PERFORMANCE

CUMULATIVE TOTAL RETURNS

*

See “Supplemental Information about Financial Measures” on page 67 for reconciliations of non-GAAP measures and reasons we use them.

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Director Nominees

  2019 PROXY STATEMENT    7

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Board of Directors and Governance Highlights

Delta has a history of a strong, independent Board, composed of seasoned members with diversity of experiences. The Board is committed to sound corporate governance practices in line with evolving best practices.

INDEPENDENCE

2
10

All independent
except CEO and ALPA Nominee

BOARD TENURE

1
6
5
0-4 years
5-9 years
+10 years

Average tenure
5 years

DIVERSITY

5
7

5 of 12 directors are diverse from racial, gender or ethnic standpoint

SKILLS INDEPENDENT DIRECTORS COLLECTIVELY POSSESS

Senior Leadership 10
Airline/Transportation Industry 2
Marketing/Brand Management/Data 2
Finance/Accounting 8
Risk Management 5
Technology/Cybersecurity/Digital 2
Energy 1
Global Business 7
Government Affairs/Security 5
Board Membership 8

Corporate Governance and Board Practices

Bylaws recently amended to allow holders of 20% of outstanding common stock to call a special meeting of shareholders. Bylaws also provide for proxy access
Independent chairman
All directors elected annually. Average Board tenure of nominees is less than 5 years
Ongoing Board succession efforts — 8 of 12 current directors first elected from 2014 to the present. Board committee refreshment in 2017. Almost half of Board members are diverse
Majority voting for directors in uncontested elections
Corporate Governance Principles provide no outside director will stand for re-election after age 72
Robust annual self-evaluations of Board and Board committees
Regular comprehensive succession planning for management, evidenced by successful senior leadership transition
Anti-hedging and anti-pledging policy for all employees and Board
Corporate Governance Principles prohibit ownership of specific airline competitors’ stock by Board and officers
Meaningful stock ownership and retention guidelines for Board and executive officers
No shareholder rights plan (poison pill) or super-majority voting
No employment agreements or supplemental executive retirement plans for officers

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Executive Compensation Program

Our executive compensation program is based on the philosophy that we can best achieve our short-term and long-term business goals, which we refer to as our Flight Plan, by closely linking pay to performance and aligning the interests of all Delta employees, including executive officers, with our customers and shareholders.

PERFORMANCE-BASED	EMPLOYEE-ALIGNED	EQUITY-BASED

›

94% of our Chief Executive Officer’s target compensation opportunity is at risk

›

Pay is linked to performance based on the achievement of financial, operational, customer service and stock price performance measures

›

Our people are critical to our success, and we are committed to Delta being a great place to work

›

Our annual and long-term incentive plans include incentives that also drive payouts to frontline employees under our broad-based profit sharing and shared rewards programs

›

81% of our Chief Executive Officer's target compensation is delivered through equity-based opportunities

›

Equity-based incentives focus on long-term shareholder value and align our executive officers’ interests with shareholders by rewarding strategic success

Investor Engagement Efforts

We have long-standing, active engagement with our investors. Our senior management met with analysts and investors at our annual Investor Day in December 2018 and more than 10 industry conferences throughout 2018. We have dedicated resources to engage with all shareholders through monitoring of investor relations e-mail and using various media to convey key investment messages to a broader audience. In 2018, Delta was named as a “Most Honored Company” by the financial journal Institutional Investor, which ranked Delta's investor relations effort number 1 in the airline category.

In 2018 we met or initiated contact with investors representing

65%

of our outstanding shares

95%

of our **top 20 actively-managed investors**

How we engaged with investors

We annually invite our largest 25-30 investors to discuss agenda items for the annual meeting and any other topics they desire

We regularly report our investors' views to our Board of Directors, and our *Personnel & Compensation Committee* considers these views when developing our executive compensation program, and our *Corporate Governance Committee* also considers these views

We engage with analysts through quarterly conference calls, our investor relations website and meetings and calls

Our **Chairman of the Board** participated in investor outreach

Topics discussed with our investors

- governance and financial performance of the company
- our executive compensation program, the say on pay proposal and other agenda items for the annual meeting
- ESG and sustainability matters
- strategy and risk management, including cyber risk, Board composition and succession and increasing Board diversity
- recent and upcoming improvements in our proxy statement disclosures

  2019 PROXY STATEMENT    9

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Corporate Social Responsibility Commitment

We are committed to being a good steward of the environment, a positive force in our communities and a great place to work and fly. Whether it’s our employees, the nearly 200 million customers who trust us with their travel each year, or the millions who make up the communities where we live, work and serve — making people our priority has always been the backdrop for all our efforts.

Our people and our culture are the foundation of our success. Our culture also involves giving back to the communities we serve as well as serving important global initiatives. In 2018, Delta and The Delta Air Lines Foundation contributed $50 million as part of our annual commitment to give one percent of net income to key charitable organizations in our communities. We also have been recognized as a national leader in our commitment to anti-human trafficking efforts, which includes continuing to train our front-line employees to help identify and report suspected instances of human trafficking.

METRIC	GOAL	INDICATORS OF CONTINUING PROGRESS
EMPLOYEE ENGAGEMENT	Achieve 85 percent positive employee engagement	Met our goal as measured through positive employee engagement responses to our annual employee survey, in which more than 47,000 employees participated (over 50% of Delta's employees).
CUSTOMER SAFETY	Proactively reduce risks by identifying, assessing, mitigating and/or eliminating hazards that may cause incidents, accidents or injuries to customers

On board aircraft, in boarding bridges and at airport gates, we perform risk assessments for the safety of our customers. Our in-flight safety demonstrations and announcements are continually enhanced. Our pilot and maintenance teams collaborate to continuously report on and repair on board equipment such as seats, tray tables and bins.

EMPLOYEE SAFETY	Achieve world-class personal safety performance with the goal of sending all Delta employees and business partners home safely	Our recordable injury rate remains well below the U.S. industry average. However, we are engaged in a targeted effort to heighten awareness of safety risks to further reduce employee injuries.
CUSTOMER SATISFACTION	Consistent year-over-year growth in net promoter scores	Sustained strong record of customer satisfaction. Higher net promoter scores in every region, with a record high domestic net promoter score of 45.9% in 2018.
FUEL EFFICIENCY	IATA-ALIGNED SHORT-TERM GOAL*: Improve fuel efficiency an average of 1.5 percent per year from 2009 to 2020

During the last two years, fuel efficiency improved an average of 1.72% per year. As we continue to replace older aircraft with newer more fuel-efficient aircraft, we expect further improvements in fuel efficiency.

CARBON NEUTRAL GROWTH	IATA-ALIGNED MEDIUM-TERM GOAL: Cap net international aviation CO2 emissions from 2020	Over the past five years, we have successfully grown our business without growing our carbon emissions, thanks to fuel-efficiency initiatives and carbon offset purchases.
ABSOLUTE EMISSIONS REDUCTION	IATA-ALIGNED LONG-TERM GOAL: Reduce net aviation CO2 emissions 50 percent by 2050, relative to 2005 levels	Since 2005, absolute emissions have been reduced by 11.4%.
SPILLS	Reduce combined Class I and Class II spills annually	Decreased the number of reportable spills compared to 2017.
WASTE	Reduce year-over-year nonhazardous and hazardous waste generation	Recycled 793 tons in 2018 compared to 784 tons in 2017.
COMMUNITY	Donate 1% of our net income to key charitable organizations	Contributed $50 million in 2018 to the communities we serve.

*IATA is the International Air Transport Association.

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Environmental, Social and Governance (ESG) Sustainability Highlights

Delta recognizes alignment between the creation of long-term value for our shareholders and positively impacting our people, the environment and our communities. At our foundation is a strong set of core values enumerated by our founder 90 years ago, which we live by today.

Only global airline to maintain carbon neutral growth since 2012
Offset 11.9 million metric tons (or more than 26 billion pounds) of carbon emissions since 2012
Continued verification of our carbon footprint by the non-profit Climate Registry
Beginning in 2019, paying all employees for a day of service each year to qualified non-profit organizations of their choice
Replacing approximately one-third of the older mainline fleet in the next five years with newer, more fuel-efficient aircraft
Removing single-use plastic items from aircraft and SkyClubs, expected to eliminate more than 300,000 pounds in plastic waste annually

Community Impact

Governing the Sustainability Program

Began regular Board level oversight by reporting ESG sustainability initiatives and status to the Corporate Governance Committee in 2018. Continuing cross-divisional executive level oversight of sustainability initiatives and guidance on priorities

Regular engagement of a 20 person cross-divisional ESG steering committee, overseeing sustainability reporting across Delta and implementing an internet site devoted to our sustainability matters

Responded to numerous customer, industry and rating agency ESG disclosure requests, including Sustainalytics, MSCI and ISS, while also engaging with institutional investors and organizations such as the Sustainability Accounting Standards Board (SASB) on ESG trends and opportunities

Engaged the Georgia Tech Ray C. Anderson Center for Sustainable Business to evolve our ESG sustainability efforts

Sustainability Recognition in 2018

Dow Jones North American Sustainability Index (for the 8th consecutive year)	FTSE4 Good, European (Sustainability) Index (for the 4th consecutive year)

More information about our sustainability practices is in our Corporate Responsibility Report, reporting GRI, SASB and TCFD indicators, which can be found at www.delta.com/sustainability, but is not incorporated by reference into this proxy statement.

  2019 PROXY STATEMENT    11

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PROPOSAL 1 — ELECTION OF DIRECTOR

WHAT AM I VOTING ON?

We are seeking your support for the election of 12 director nominees who the Board, acting on the recommendation of Corporate Governance Committee, has nominated to serve on the Board of Directors for a one-year term.

All Delta directors are elected annually. At the annual meeting, each director will be elected by the vote of a majority of the votes cast. This means the number of votes cast “for” a director must exceed 50% of the votes cast with respect to that director (excluding abstentions). Each director elected will hold office until the next annual meeting of shareholders and the election of his or her successor. See page 61 for more information about voting at the annual meeting.

Delta’s Bylaws provide that any director not receiving a majority of the votes cast at the annual meeting must offer to tender his or her resignation to the Board of Directors. The Corporate Governance Committee will make a recommendation to the Board of Directors whether to accept the resignation. The Board will consider the recommendation and publicly disclose its decision within 90 days after the certification of the election results.

Board Refreshment Process

The Corporate Governance Committee recommends to the Board of Directors nominees for election to the Board.

Delta believes each current nominee for the Board of Directors has the following attributes:

›

integrity, honesty and adherence to high ethical standards

›

extensive business acumen and sound judgment

›

a track record of service as a leader in business or governmental settings

The Committee seeks nominees who have the skills and experience to assist management in the operation of Delta’s business and to provide input on Delta’s strategy, among other matters. In accordance with Delta’s Corporate Governance Principles, the Committee and the Board assess potential nominees (including incumbent directors) based on factors such as the individual’s business experience, character, judgment, diversity of experience, international background and other matters relevant to the Board’s needs and objectives at the particular time. Independence, financial literacy, and the ability to devote significant time to Board activities and to the enhancement of the nominee’s knowledge of Delta’s business are also factors considered for Board membership.

In its succession planning role, the Committee regularly considers potential candidates for the Board in light of the company’s new and evolving risks, strategies and operations. The Committee balances the desire for continuity on the Board with the benefits of fresh perspectives and additional experiences to align with the changing business.

The Committee retains third-party search firms from time to time to assist in identifying and preliminarily screening potential Board members who have experience that would complement and enhance the current Board.

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IMPORTANT SKILLS AND EXPERIENCES OF INDEPENDENT DIRECTORS

The following chart shows the specific skills and experiences the Board currently believes are important for independent nominees collectively to possess for effective governance of Delta in the current business environment. The matrix also provides a high level summary of the important skills and experiences of our independent nominees to the Board, which contribute to the sound governance of Delta. It is not an exhaustive list of each nominee's contributions to the Board.

Blake	Carp	Carter	DeWalt	Easter	Huerta	Jackson	Mattson	Rial	Waller
Senior Leadership *CEO/senior management of public/private company/governmental entity*	●	●	●	●	●	●	●	●	●	●
Airline/Transportation Industry *Business leader, or regulator or consultant to the industry*						●		●		
Marketing/Brand Management/Technology/Data as Customer Engagement Tool *Marketing/managing well-known brands including the use of data analytics*		●					●			
Finance/Accounting *Capital markets, public company, financial or accounting management experience*	●	●	●		●		●	●	●	●
Risk Management *Enterprise or financial risk management*			●		●			●	●	●
Technology/Cybersecurity/Digital *Leadership in technology, cybersecurity, new media or data analytics*	●		●	●		●				
Energy *Senior experience in the oil industry*					●					
Global Business *Senior experience in multinational businesses*	●	●		●			●	●	●	●
Government Affairs/Global Security *Senior experience in public sector/global security*	●		●	●	●	●				
Board Membership *Director public/large private company*	●	●		●	●		●	●	●	●

  2019 PROXY STATEMENT    13

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2019 Nominees for Director

After considering the recommendations of the Corporate Governance Committee, the Board set the number of directors at 12 as of the date of the annual meeting and nominated all current directors to stand for re-election except Douglas R. Ralph, who is retiring from the Board.

The Board believes that each of the nominees is qualified to serve as a director and will be able to stand for election. If not, the Board may name a substitute nominee or reduce the number of directors. If a substitute is named, the proxies will vote for the substitute nominee. In addition to the specific skills and experience for each nominee listed in the chart on the prior page, qualifications of each nominee that were considered by the Board follow each nominee’s biographical description on the following pages.

ALPA Nominee

Delta, the Air Line Pilots Association, International (ALPA), the collective bargaining representative for Delta pilots, and the Delta Master Executive Council, the governing body of the Delta unit of ALPA (Delta MEC), have an agreement whereby Delta agrees (1) to cause the election to the Board of Directors of a Delta pilot designated by the Delta MEC who is not a member or officer of the Delta MEC or an officer of ALPA (Pilot Nominee); (2) at any meeting of shareholders at which the Pilot Nominee is subject to election, to re-nominate the Pilot Nominee or nominate another qualified Delta pilot designated by the Delta MEC to be elected to the Board of Directors and to use its reasonable best efforts to cause such person to be elected to the Board; and (3) in the event of the Pilot Nominee’s death, disability, resignation, removal or failure to be elected, to elect promptly to the Board a replacement Pilot Nominee designated by the Delta MEC to fill the resulting vacancy.

Pursuant to this provision, the Delta MEC has designated Christopher A. Hazleton to be nominated for election to the Board at the annual meeting. If elected, Mr. Hazleton would succeed Mr. Ralph, who will retire from the Board after the annual meeting.

The compensation of Mr. Ralph and Mr. Hazleton as Delta pilots is determined under the collective bargaining agreement between Delta and ALPA. During 2018, Mr. Ralph received $448,245 in compensation (which includes: $335,508 in flight earnings, $50,634 in shared rewards/profit sharing payments and $62,103 in Delta contributions related to a defined contribution plan) and Mr. Hazleton received $379,608 in compensation (which includes: $287,619 in flight earnings, $39,629 in shared rewards/profit sharing payments and $52,360 in Delta contributions related to a defined contribution plan). As Delta pilot representatives on the Board, Mr. Ralph and Mr. Hazleton are not separately compensated for their service as a director.

The Board believes that the combination of backgrounds, skills and experiences of the nominees produces a Board that is well-equipped to exercise oversight responsibilities on behalf of our shareholders and other stakeholders. In addition to the chart on the prior page, we provide information in the following pages about each nominee for director, including the specific experience that led the Board to conclude the nominee should serve as a director of Delta.

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THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE FOLLOWING NOMINEES:
EDWARD H. BASTIAN
Age: 61 Joined Delta’s Board: February 5, 2010	BIOGRAPHY:

Mr. Bastian is the Chief Executive Officer of Delta. Previously, he served as President of Delta from 2007 to May 2016 and President of Delta and Chief Executive Officer of Northwest Airlines, Inc. from 2008 to 2009. Mr. Bastian was also Chief Financial Officer of Delta from 2007 to 2008; Executive Vice President and Chief Financial Officer of Delta from 2005 to 2007; Chief Financial Officer of Acuity Brands from June 2005 to July 2005; Senior Vice President — Finance and Controller of Delta from 2000 to 2005 and Vice President and Controller of Delta from 1998 to 2000.

QUALIFICATIONS:

Mr. Bastian has over twenty years of experience as a Delta officer, including serving as Delta’s Chief Executive Officer, President, Chief Financial Officer and Chief Restructuring Officer during its Chapter 11 bankruptcy proceeding and Northwest Airlines, Inc.’s Chief Executive Officer after the merger. Mr. Bastian’s accounting and finance background provides financial and strategic expertise to the Board of Directors.

	DIRECTORSHIPS:	AFFILIATIONS:
	Grupo Aeroméxico, S.A.B. de C.V. GOL Linhas Aereas Inteligentes, S.A. (2012-2016)	Member, Board of Woodruff Arts Center Member, Council on Foreign Relations

FRANCIS S. BLAKE
Age: 69 Joined Delta’s Board: July 25, 2014 Committees: Audit; Corporate Governance (Chair); Personnel & Compensation	BIOGRAPHY:

Mr. Blake is the non-executive Chairman of Delta’s Board of Directors and previously served as the lead director of Delta’s Board from May 2016 to October 2016. He served as the Chairman of The Home Depot from 2007 until his retirement in February 2015. He was the Chief Executive Officer of The Home Depot from 2007 to November 2014 and previously served as Vice Chairman of the Board of Directors and its Executive Vice President. Mr. Blake joined The Home Depot in 2002 as Executive Vice President — Business Development and Corporate Operations. He was previously the deputy secretary for the U.S. Department of Energy and served in a variety of executive positions at General Electric Company, including as Senior Vice President, Corporate Business Development in charge of all worldwide mergers, acquisitions and dispositions.

QUALIFICATIONS:

Mr. Blake has extensive experience as the Chairman and Chief Executive Officer of a complex retail organization and prior leadership positions in business and government. He has also served on boards of directors of public companies in the energy industry. At other public companies, Mr. Blake has experience as a member of the audit and governance committees.

	DIRECTORSHIPS:	AFFILIATIONS:
	Macy’s, Inc. The Procter & Gamble Company	Member, Board of Georgia Aquarium Member, Board of Grady Memorial Hospital Corporation Member, Board of Agnes Scott College

DANIEL A. CARP
Age: 71 Joined Delta’s Board: April 30, 2007 Committees: Corporate Governance; Finance; Personnel & Compensation (Chair)	BIOGRAPHY:

Mr. Carp served as non-executive Chairman of Delta’s Board of Directors from 2007 until May 2016. He was Chief Executive Officer and Chairman of the Board of Eastman Kodak Company from 2000 to 2005. Mr. Carp was President of Eastman Kodak Company from 1997 to 2003.

QUALIFICATIONS:

Mr. Carp has substantial business experience as Chairman and Chief Executive Officer of a multinational public company in the consumer goods and services sector, where he was employed for over 35 years. As a member of the boards of directors of large public companies other than Delta, Mr. Carp has experience on audit, compensation, finance and governance committees.

DIRECTORSHIPS:
Norfolk Southern Corporation Texas Instruments Inc.

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ASHTON B. CARTER
Age: 64 Joined Delta’s Board: October 23, 2017 Committees: Audit; Safety & Security	BIOGRAPHY:

Secretary Carter is Director of the Belfer Center for Science and International Affairs at Harvard Kennedy School and an Innovation Fellow at MIT. Secretary Carter served as U.S. Secretary of Defense from 2015 to 2017. He served as Senior Executive at the Markle Foundation and a Fellow at Stanford University from 2014 to 2015. In prior service in the Department of Defense, Secretary Carter served as Deputy Secretary of Defense from 2011 to 2013, functioning as the department’s chief operating officer, and as Undersecretary of Defense of Acquisition, Technology and Logistics from 2009 to 2011. Secretary Carter served as the Chair of the International and Global Affairs Faculty and Professor of Science at Harvard from 2000 to 2009.

QUALIFICATIONS:

Secretary Carter has substantial experience in government and security matters, having served directly and indirectly under 11 Secretaries of Defense in both Democratic and Republican administrations. As Secretary of Defense, Secretary Carter managed a complex and diverse organization.

AFFILIATIONS:
	Board Member, Council on Foreign Relations Fellow, American Academy of Arts and Sciences	International Institute for Strategic Studies National Committee on U.S.-China Relations

DAVID G. DEWALT
Age: 55 Joined Delta’s Board: November 22, 2011 Committees: Audit; Safety & Security (Chair)	BIOGRAPHY:

Mr. DeWalt most recently served as the Executive Chairman of FireEye, Inc., a global network cyber security company. He served as FireEye’s Chief Executive Officer from November 2012 to June 2016 and Chairman of the Board from June 2012 to January 2017. Mr. DeWalt was President and Chief Executive Officer of McAfee, Inc., a security technology company, from 2007 until 2011 when McAfee, Inc. was acquired by Intel Corporation. From 2003 to 2007, Mr. DeWalt held executive positions with EMC Corporation, a provider of information infrastructure technology and solutions, including serving as Executive Vice President and President-Customer Operations and Content Management Software.

QUALIFICATIONS:

Mr. DeWalt has substantial expertise in the information technology security industry and has strategic and operational experience as the former Chief Executive Officer of FireEye, Inc. and former Chief Executive Officer of McAfee, Inc. As a member of the boards of directors of public companies other than Delta, Mr. DeWalt has served on the audit and compensation committees.

	DIRECTORSHIPS:	AFFILIATIONS:
	Five9, Inc. Forescout Technologies, Inc. FireEye, Inc. (2012-2017)	Member, National Security & Technology Advisory Committee

WILLIAM H. EASTER III
Age: 69 Joined Delta’s Board: December 3, 2012 Committees: Audit (Chair); Corporate Governance; Safety & Security	BIOGRAPHY:

Mr. Easter was Chairman, President and Chief Executive Officer of DCP Midstream, LLC (formerly Duke Energy Field Services, LLC) from 2004 until his retirement in 2008. Previously employed by ConocoPhillips for 32 years, Mr. Easter served as Vice President of State Government Affairs from 2002 to 2004 and as General Manager of the Gulf Coast Refining, Marketing and Transportation Business Unit from 1998 to 2002.

QUALIFICATIONS:

Mr. Easter has over 36 years of leadership and operational experience in natural gas, crude oil and refined product supply, transportation, refining and marketing with ConocoPhillips and DCP Midstream LLC. Additionally, Mr. Easter has experience as a member of the boards of directors of other public companies where he served on the audit, corporate governance, compensation and finance committees. Since his retirement from DCP Midstream, LLC, Mr. Easter has been involved in private investments.

	DIRECTORSHIPS:	AFFILIATIONS:
	Concho Resources, Inc. Grupo Aeroméxico, S.A.B. de C.V. BakerHughes, Inc. (2014-2017)	Member, Board of Memorial Hermann Health System, Houston, Texas

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CHRISTOPHER A. HAZLETON
Age: 51 Committees: Safety & Security (expected appointment upon election to Board)	BIOGRAPHY:

Mr. Hazleton is a Delta pilot and currently a Captain flying the Airbus 321 aircraft. Mr. Hazleton was a Northwest Airlines pilot from 1999 until he became a Delta pilot upon Northwest's merger with Delta. He was nominated by the Delta MEC as the Pilot Nominee. He also previously served as the Chairman of the Delta MEC Strategic Planning Committee.

QUALIFICATIONS:
As a pilot designated by the Delta MEC to serve on the Board of Directors, Mr. Hazleton provides a unique perspective into the airline industry and related labor relations matters.

MICHAEL P. HUERTA
Age: 62 Joined Delta’s Board: April 20, 2018 Committees: Audit; Safety & Security	BIOGRAPHY:

Mr. Huerta completed a five-year term as Administrator of the Federal Aviation Administration (FAA) in January 2018. Before being named as Administrator, Mr. Huerta served as Acting Administrator of the FAA from 2011 to 2013 and FAA Deputy Administrator from 2010 to 2011. Mr. Huerta served as Executive Vice President and Group President of the Transportation Solutions Group at Affiliated Computer Services, Inc. (now Conduent) from 2008 to 2009 and Senior Vice President and Managing Director, Transportation Solutions of ACS Government Solutions from 2002 to 2008. Mr. Huerta currently serves as a transportation industry consultant, including acting as a Senior Advisor to Macquarie Capital.

QUALIFICATIONS:

As head of the FAA, Mr. Huerta led a complex organization responsible for the safety and efficiency of civil aviation in the U.S. Throughout his career, he has held key transportation industry roles in both the public and private sectors.

AFFILIATIONS:
Fellow of the Royal Aeronautical Society

JEANNE P. JACKSON
Age: 67 Joined Delta’s Board: January 25, 2017 Committees: Finance; Personnel & Compensation	BIOGRAPHY:

Ms. Jackson retired as senior strategic advisor to the chief executive officer of NIKE, Inc. effective August 2017. She served as NIKE’s President, Product and Merchandising from July 2013 until April 2016 and President, Direct to Consumer from 2009 until July 2013. Ms. Jackson joined the NIKE Executive team in 2009 after serving on its Board of Directors for eight years. She founded and served as the Chief Executive Officer of MSP Capital, a private investment company from 2002 to 2009, and has resumed the role since retiring from NIKE. Ms. Jackson served as Chief Executive Officer of Walmart.com, a private e-commerce enterprise, from 2000 to 2002. Ms. Jackson previously served in various leadership positions at Gap Inc., Victoria’s Secret, Saks Fifth Avenue and Federated Department Stores, Inc., all clothing retailers, and Walt Disney Attractions, Inc., the theme parks and vacation resorts division of The Walt Disney Company.

QUALIFICATIONS:

Ms. Jackson has extensive experience as a senior executive for several major consumer retailers, with expertise in consumer product and direct to consumer marketing. She has also served on boards of directors of public companies in the consumer product industry where she has served on audit, compensation and corporate governance committees.

	DIRECTORSHIPS:	AFFILIATIONS:
	McDonald’s Corporation The Kraft Heinz Company	U. S. Ski & Snowboard Association

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GEORGE N. MATTSON
Age: 53 Joined Delta’s Board: October 1, 2012 Committees: Corporate Governance; Finance (Chair); Personnel & Compensation	BIOGRAPHY:

Mr. Mattson served as a partner and co-head of the Global Industrials Group in Investment Banking at Goldman, Sachs & Co. from 2002 through August 2012, where he served in a variety of positions from 1994 to 2002. Since his retirement from Goldman Sachs, Mr. Mattson has been a private investor involved in acquiring and growing middle market businesses.

QUALIFICATIONS:

Mr. Mattson has experience in the areas of mergers and acquisitions, corporate finance and capital markets. In addition, Mr. Mattson has knowledge of the airline industry and other global industries acquired during his 18 years at Goldman, Sachs & Co., including as co-head of the Global Industrials Group in Investment Banking, which had responsibility for a diverse set of industry sectors, including companies in the transportation industry.

	DIRECTORSHIPS:	AFFILIATIONS:
	Air France-KLM Group	Chair, Board of Visitors of the Pratt School of Engineering at Duke University Advisory Board, Star Mountain Capital Advisory Board, Comvest Partners

SERGIO A. L. RIAL
Age: 58 Joined Delta’s Board: December 9, 2014 Committees: Finance; Personnel & Compensation	BIOGRAPHY:

Mr. Rial has been Chief Executive Officer since January 2016 of Banco Santander Brazil, a member of Santander Group. Mr. Rial served as Chairman of Banco Santander Brazil from February 2015 until January 2016. From 2012 to February 2015, Mr. Rial was Chief Executive Officer of Marfrig Global Foods, one of the world’s largest meat companies with operations in Brazil and 15 other countries. Prior to joining Marfrig in 2012, Mr. Rial served in various leadership capacities with Cargill, Inc., a Minneapolis-based global provider of food, agriculture, financial and industrial products and services. At Cargill, Mr. Rial served as Chief Financial Officer from 2009 to 2011 and Executive Vice President from 2011 to 2012. He was also a member of Cargill’s board of directors from 2010 to 2012. From 2002 to 2004, Mr. Rial was a senior managing director and co-head of the Investment Banking Division at Bear Stearns & Co. in New York after serving at ABN AMRO Bank for 18 years.

QUALIFICATIONS:

Mr. Rial has experience as a chief executive officer of a global business, particularly in the key market of Latin America, and has extensive financial experience as a chief financial officer of a global corporation. He has also served on boards of directors of public companies in the food and agricultural industry.

	DIRECTORSHIPS:	AFFILIATIONS:
	Banco Santander (Brasil) S.A. Cyrela Brazil Realty S.A. (2010-2015)	Member, Co-Chair of the Latin America Conservation Council (The Nature Conservancy)

KATHY N. WALLER
Age: 60 Joined Delta’s Board: July 24, 2015 Committees: Audit; Corporate Governance; Safety & Security	BIOGRAPHY:

Ms. Waller served as Executive Vice President and Chief Financial Officer of The Coca-Cola Company from 2014 until her retirement in March 2019. From May 1, 2017 until her retirement, Ms. Waller had responsibility for Coca-Cola’s strategic governance area as Executive Vice President, Chief Financial Officer and President, Enabling Services. Ms. Waller joined Coca-Cola in 1987 as a senior accountant and assumed roles of increasing responsibility during her career, including Vice President, Finance and Controller.

QUALIFICATIONS:

Ms. Waller has extensive financial experience with a global business enterprise, including her role as Chief Financial Officer. Ms. Waller’s accounting and finance background provides financial and strategic expertise to the Board of Directors.

DIRECTORSHIPS:
CGI Inc. Monster Beverage Corporation Cadence Bancorporation (if elected in May 2019) Coca-Cola FEMSA S.A.B. de C.V. (2015-2017)

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BOARD OPERATIONS

During 2018, the Board of Directors met 9 times. Each director who served on the Board during 2018 attended at least 75% of the meetings of the Board of Directors and the committees on which he or she served that were held during his or her tenure on the Board. It is the Board’s policy that directors are encouraged to attend the annual meeting. All of Delta’s directors attended the annual meeting in 2018. During the year the Board routinely held executive sessions without the Chief Executive Officer or any other management director. Mr. Blake presided at these sessions as non-executive Chairman of the Board.

Board Leadership Structure

Because we believe operating pursuant to sound governance practices benefits the long-term interests of our shareholders, for many years we have chosen to elect an independent, non-executive Chairman of the Board separate from our Chief Executive Officer.

We believe the non-executive Chairman of the Board plays an important governance leadership role that enhances long-term shareholder value. The Chairman’s responsibilities include:

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chairing meetings of non-management directors (executive sessions)

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presiding at the annual meeting of shareholders

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briefing the Chief Executive Officer on issues raised in executive sessions

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in collaboration with the Corporate Governance Committee, committee chairs and the Chief Executive Officer, scheduling Board meetings, setting Board agendas and strategic discussions and providing a review of pre-meeting materials delivered to directors

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overseeing annual Board, committee and Chief Executive Officer performance evaluations and succession planning

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managing the Board and committee oversight of risks

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recommending appropriate governance policies and practices

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overseeing the avoidance of conflicts of interests

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recommending Board committee and committee chair assignments

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facilitating director discussions inside and outside the boardroom, managing the relationship between the Chief Executive Officer and the Board, consulting with the Chief Executive Officer and serving as a counterweight as appropriate

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overseeing the process for selecting new Board members

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calling meetings of the Board and shareholders

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chairing the Corporate Governance Committee

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carrying out other duties requested by the Chief Executive Officer and the Board

Board Committees

The Board of Directors has established the Audit, Corporate Governance, Finance, Personnel & Compensation, and Safety & Security committees to assist it in discharging its responsibilities. The number of meetings for each of these committees in 2018 and their primary responsibilities are listed on the next page. A complete list of the responsibilities of each committee can be found in the committee charters, which are available in the corporate governance section of our website at ir.delta.com/governance/.

All members of the Audit, Corporate Governance and Personnel & Compensation Committees are non-employee directors who are independent, as defined in the New York Stock Exchange (NYSE) listing standards and Delta’s director independence standards. The members of the Audit Committee also satisfy the additional independence requirements set forth in rules under the Securities Exchange Act of 1934 Act (the 1934 Act). The members of the Personnel & Compensation Committee also satisfy the additional independence requirements set forth in rules under the Act.

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AUDIT COMMITTEE

Members	Primary Responsibilities
William H. Easter III* (Chair) Francis S. Blake* Ashton B. Carter David G. DeWalt* Michael P. Huerta Kathy N. Waller* Meetings in 2018: 9
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oversees our financial reporting and disclosure processes, including the appointment of our independent auditors, the review of the audit and work of our internal audit department and the adequacy and effectiveness of our internal controls over financial reporting

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oversees compliance with procedures and processes pertaining to corporate ethics and standards of conduct

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reviews and, if appropriate, approves or ratifies possible conflicts of interest involving members of the Board or executive officers and related party transactions that would be subject to disclosure under Item 404 of Regulation S-K

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reviews enterprise risk management processes and discusses major risk exposures with management

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reviews cybersecurity risks and the security and operations of our information technology systems

*Audit Committee Financial Experts	The Audit Committee Report can be found on page 54.

CORPORATE GOVERNANCE COMMITTEE

Members	Primary Responsibilities
Francis S. Blake (Chair) Daniel A. Carp William H. Easter III George N. Mattson Kathy N. Waller Meetings in 2018: 4
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leads the Board’s governance practices and procedures, including the search for and recruiting of new outside directors and consideration of nominees for the Board

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oversees our governance standards, processes for evaluation of the Board and its committees, compensation of non-employee directors and the company’s ESG sustainability efforts

FINANCE COMMITTEE

Members	Primary Responsibilities
George N. Mattson (Chair) Daniel A. Carp Jeanne P. Jackson Douglas R. Ralph * Sergio A. L. Rial Meetings in 2018: 9
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reviews and makes recommendations about the financial structure of the company, financial planning, investments, acquisitions and divestitures, operating plans, capital structure and hedging activities

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reviews and approves or recommends to the Board commitments, capital expenditures and financing transactions

*Retiring at the Annual Meeting

PERSONNEL & COMPENSATION COMMITTEE

Members	Primary Responsibilities
Daniel A. Carp (Chair) Francis S. Blake Jeanne P. Jackson George N. Mattson Sergio A. L. Rial Meetings in 2018: 8
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oversees our general compensation philosophy and practices and the annual review of our Chief Executive Officer and reviews and approves compensation programs for our executive officers

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reviews management succession plans and the company leader and talent planning process

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makes recommendations to the Board regarding election of officers

The Personnel & Compensation Committee Report can be found on page 40.

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SAFETY & SECURITY COMMITTEE

Members	Primary Responsibilities
David G. DeWalt (Chair) Ashton B. Carter William H. Easter III Michael P. Huerta Douglas R. Ralph* Kathy N. Waller Meetings in 2018: 5
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oversees and consults with management on our customer, employee and aircraft operating safety and security

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reviews current and proposed safety and security-related programs, policies and compliance matters

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reviews matters with a material effect on our flight safety operations and security

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establishes and approves annual safety and security goals

*Retiring at the annual meeting. The Board expects to appoint Mr. Hazleton upon his election to the Board.

Board and Committee Evaluation Process

For many years our Board of Directors and each of its committees have annually engaged in comprehensive self-evaluations. The Corporate Governance Committee oversees the evaluations and re-examines the process for the Board and Committee evaluations each year. For the 2018 evaluation, the Chief Legal Officer spoke individually with each Board member to discuss specific topics, such as issues of importance to the Board for 2019, strategic planning, succession planning and key attributes of new directors, and to obtain his or her assessment of Board and committee performance, functioning and operations during the year. These discussions also allowed time for engagement with each director on any other topic he or she desired to discuss. The comments of the directors were compiled on an anonymous basis and reviewed by the Board and the Board committees in executive sessions. The Chairman of the Board and the chairs of the committees address follow-up matters from the evaluations. These included continuing focus on strategy, cybersecurity, sustainability, risk management and investments, as well as operational matters, among other items. The Board believes this annual evaluation process supports its effectiveness and continuous improvement.

Topics discussed during the Board performance evaluation one-on-ones with the Chief Legal Officer include:

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issues of importance to the Board for 2019

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risk management, strategic planning and succession planning

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attributes of new directors

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an assessment of Board and committee performance in 2018

Board Oversight of Risk Management

The Board of Directors has ultimate responsibility to oversee Delta’s enterprise risk management program (ERM). Headed by the Senior Vice President-Finance and Controller, the ERM program instills a heightened awareness of risk management throughout Delta, identifies and categorizes risks and monitors the progress of enterprise risk mitigation plans. The Board discusses risk throughout the year, particularly when reviewing operating and strategic plans and when considering specific actions for approval. Depending on the nature of the risk, the responsibility for oversight of selected risks may be delegated to appropriate committees of the Board, with material findings reported to and discussed with the full Board. Delegations of risk oversight by the Board include:

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The Audit Committee reviews the ERM framework at the enterprise level; reviews management’s process for identifying, managing and assessing risk; oversees the management of risks related to the integrity of the consolidated financial statements, internal control over financial reporting, the internal audit function, and legal and regulatory matters.

The Board delegated to the Audit Committee oversight of risks related to cybersecurity and the security and operations of the information technology systems. Members of the Audit Committee receive internal and external training on cybersecurity risks, and an experienced cybersecurity professional, David DeWalt, is a member of the Audit Committee and has been a Delta director since 2011.

The Executive Vice President-Chief Information Officer and the Vice President-Chief Information Security Officer and their staffs regularly report to the Audit Committee on cybersecurity and information technology risks and initiatives.

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The Finance Committee oversees the management of risks related to aircraft fuel price and fuel hedging; foreign currency and interest rate hedging; Delta’s financial condition and capital structure; its financing, acquisition, divestiture and investment transactions and related matters.

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The Personnel & Compensation Committee reviews risks related to management succession and development, Delta’s executive compensation program, Company leadership and talent planning process and related matters.

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The Corporate Governance Committee reviews risks related to Board of Directors’ succession plans, Delta’s corporate governance, ESG sustainability and related matters.

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The Safety & Security Committee oversees the management of risks related to customer, employee, aircraft and airport operating safety and security and related matters.

Delta’s ERM process continues to evolve. Leaders of the business divisions, working closely with division finance teams, have responsibility for risk identification, development of business risk mitigation plans and monitoring their implementation. The corporate safety and security department oversees the risk management process for risks related to customer, employee, aircraft and airport safety and security matters. A senior management level, cross-divisional council, the Delta Risk, Privacy and Compliance Council (DRPCC), meets quarterly and includes the Chief Financial Officer, Chief Information Officer, Chief Legal Officer, Controller, Chief Information Security Officer, Chief Compliance Officer and Vice President-Corporate Audit, among others. The DRPCC is responsible for overseeing all of the company business and safety and security risks, including the following: monitoring risk tolerance levels; defining organizational responsibilities for risk management; identifying significant risks to Delta; and risk mitigation and management strategies based on Delta’s risk tolerance levels as well as monitoring the business to determine that risk mitigation activities are in place and operating. As appropriate, various officers and employees attend meetings of the DRPCC and follow up on issues addressed by the DRPCC.

The Board of Directors believes that Delta’s leadership structure, combined with the roles of the Board, its committees, and the DRPCC, provide the appropriate leadership for effective risk oversight.

Communications with Directors

Shareholders and other interested parties may communicate with our non-management directors by sending an e-mail to nonmgmt.directors@delta.com. We have established a link to this address on our Investor Relations website. Communications with directors may also be mailed to Delta’s Corporate Secretary at Law Department, Delta Air Lines, Inc., Department 981, P.O. Box 20574, Atlanta, Georgia, 30320. Communications will be sent directly to the Chairman of the Board, as representative of the non-management directors, other than communications pertaining to customer service, human resources, accounting, auditing, internal control and financial reporting matters. Communications regarding customer service and human resources matters will be forwarded for handling by the appropriate Delta department. Communications regarding accounting, auditing, internal control and financial reporting matters will be brought to the attention of the Audit Committee Chair.

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SHARE OWNERSHIP

Beneficial Ownership of Securities

Directors, Nominees for Director and Executive Officers

The following table sets forth the number of shares of Delta common stock beneficially owned as of April 15, 2019, by each director and director nominee, each person named in the Summary Compensation Table in this proxy statement, and all directors and executive officers as a group. Unless otherwise indicated by footnote, the owner exercises sole voting and investment power over the shares.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	(1)
Directors:
Edward H. Bastian	960,992	(2)
Francis S. Blake	47,885
Daniel A. Carp	45,123
Ashton B. Carter	6,870
David G. DeWalt	51,590
William H. Easter III	45,040
Christopher A. Hazelton	300
Michael P. Huerta	6,680
Jeanne P. Jackson	9,970
George N. Mattson	102,530	(3)
Douglas R. Ralph	1,000
Sergio A.L. Rial	13,523
Kathy N. Waller	14,220
Named Executive Officers:
Glen W. Hauenstein	453,533	(2)
W. Gil West	201,494	(2)
Paul A. Jacobson	535,667	(4)
Peter W. Carter	154,089	(2)
Directors and Executive Officers as a Group (21 Persons)	3,060,340	(2)
(1)

Each of the individuals listed in the table and the directors and executive officers as a group beneficially owned less than 1% of the shares of common stock outstanding on April 15, 2019.

(2)

Includes the following number of shares of common stock which a director or named executive officer has the right to acquire upon the exercise of stock options that were exercisable as of April 15, 2019, or that will become exercisable within 60 days after that date:

Name	Number of Shares
Edward H. Bastian	576,801
Glen W. Hauenstein	136,007
W. Gil West	108,160
Paul A. Jacobson	68,690
Peter W. Carter	43,794
Directors & Executive Officers as a Group	1,036,824

(3)

Includes 2,000 shares held by a trust for the benefit of Mr. Mattson's adult son, over which Mr. Mattson has shared investment power.

(4)

Includes 29,000 shares held by a family foundation, of which Mr. Jacobson and his wife are the trustees.

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Beneficial Owners of More than 5% of Voting Stock

The following table provides information about the following entities known to Delta to be the beneficial owner of more than five percent of Delta’s outstanding common stock as of April 15, 2019.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Class
Berkshire Hathaway Inc.	70,910,456 (1)	10.83%
3555 Farnam Street Omaha, NE 68131
The Vanguard Group	48,581,428 (2)	7.42%
100 Vanguard Blvd Malvern, PA 19355
BlackRock, Inc.	35,526,249 (3)	5.43%
55 East 52nd Street New York, NY 10055
(1)

Based on a Form 4 filed March 13, 2019, in which Berkshire Hathaway Inc. reported that, as of March 11, 2019, it may be deemed to have beneficial ownership of shares owned by its wholly-owned subsidiaries National Indemnity Company (63,917,333 shares) and Government Employee Insurance Company (6,993,123 shares). In a Schedule 13G/A filed on February 14, 2019, Berkshire Hathaway Inc. indicated it had shared voting and dispositive power over all shares owned by these subsidiaries.

(2)

Based on Schedule 13G/A filed February 11, 2019, in which The Vanguard Group reported that, as of December 31, 2018, it had sole voting power over 597,022 of these shares, shared voting power over 35,920 of these shares, sole dispositive power over 47,946,917 of these shares and shared dispositive power over 634,511 of these shares.

(3)

Based on Schedule 13G filed February 8, 2019, in which BlackRock, Inc. reported that, as of December 31, 2018, it had sole voting power over 31,374,297 of these shares and sole dispositive power over all of these shares.

Section 16 Beneficial Ownership Reporting Compliance

Section 16(a) of the 1934 Act requires our directors, executive officers and persons who beneficially own more than 10% of a registered class of our equity securities (reporting persons) to file certain reports concerning their beneficial ownership of our equity securities. We believe that all reporting persons timely complied with their Section 16(a) filing obligations during 2018.

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EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This section of the proxy statement describes the compensation of our named executive officers for 2018. It also discusses how our executive compensation program reflects our compensation philosophy and objectives, including the importance of linking pay to performance.

2018 Named Executive Officers

Name	Position
EDWARD H. BASTIAN	Chief Executive Officer
GLEN W. HAUENSTEIN	President
W. GIL WEST	Senior Executive Vice President & Chief Operating Officer
PAUL A. JACOBSON	Executive Vice President & Chief Financial Officer
PETER W. CARTER	Executive Vice President & Chief Legal Officer and Corporate Secretary

2018 Highlights

Delta delivered another year of strong financial, operational and customer service performance in 2018 by leveraging our five key competitive advantages. As we look to 2019 and beyond, we will continue to leverage these strengths to drive long-term value for our shareholders through top-line growth, margin expansion and prudent deployment of our capital.

DELTA'S COMPETITIVE ADVANTAGES

CULTURE

›

Our people and our culture are the foundation of our success. We know that if we take good care of our people, they will take good care of our customers, which will result in value returned to our shareholders. Examples of our employee commitment are discussed below.

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Our culture also involves giving back to the communities we serve. In 2018, Delta and The Delta Air Lines Foundation contributed $50 million as part of our annual commitment to give one percent of net income to key charitable organizations.

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Our culture and the efforts of our people are being acknowledged. We have received recognition from leading organizations and publications, including being named, for the seventh time in eight years, Fortune’s Most Admired Airline, and won numerous airline industry awards, including ranking No. 1 in Business Travel News Annual Airline Survey for an unprecedented eight consecutive years.

OPERATIONAL RELIABILITY

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Our operational reliability continued to set records. In addition to logging 251 days without a mainline cancellation in 2018, we also achieved 143 days with no cancellations of any Delta or Delta Connection flight, up from 90 days in 2017.

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Our cancellations due to maintenance issues have decreased by 99% since 2010, with a record 323 days without a maintenance cancellation in 2018.

› These results led to Delta’s recognition by FlightGlobal as the most on-time global airline for the second year in a row.

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GLOBAL NETWORK

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Our domestic network is optimally structured to capture premium revenue. We hold a significant market share in our four interior hubs (Atlanta, Minneapolis, Detroit and Salt Lake City), providing unrivaled connectivity and industry-leading margins. Our coastal gateways provide top business market coverage and a balanced footprint between the East and West coasts. We are adding more efficient aircraft through our upgauging strategy to further strengthen our domestic network and improve profit margins.

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Through the development of global airline relationships, we are expanding our international network with strong alliances in Europe, Latin America, Asia, Australia and Canada. In 2018, our joint venture relationships enabled 60% of our international revenues, up from 35% in 2008.

CUSTOMER LOYALTY

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Our focus on making investments in the customer experience is driving results. During 2018, we achieved record customer satisfaction levels, with improvement in our domestic and international net promoter scores.

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Our strong brand provides opportunities to extend customer relationships through our award-winning SkyMiles® program and the Delta-American Express co-branded credit card. Since 2012, our base of active SkyMiles members has increased by more than 30% and the number of co-branded cards has increased by 50%, with over 1,000,000 new card members added in each of the last two years.

INVESTMENT-GRADE BALANCE SHEET
› We maintained our strong balance sheet and investment grade credit ratings in 2018 through significant cash flow generation and growth in our unencumbered assets.
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We generated $6.9 billion of adjusted operating cash flow in 2018. In addition to reducing our combined debt and pension levels by $1 billion, we reinvested $4.7 billion into the business. See “Supplemental Information about Financial Measures” on page 67 for reconciliations of non-GAAP measures and the reasons we use them.

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In 2018, we returned $2.5 billion to our shareholders through dividends and share repurchases and increased our dividend by 15%. Since 2013, we have returned more than $12 billion to shareholders, reducing our outstanding shares by approximately 20% and increasing our dividend for five consecutive years.

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OUR EMPLOYEE COMMITMENT

We believe Delta's most important competitive advantage is our approximately 89,000 employees who are the face of our brand. Our strong financial, operational and customer service results in 2018 would not have been possible without the dedication and determination of our people. During 2018, we continued our commitment to promoting a culture of open, honest and direct communications, making Delta a great place to work, and building an environment that encourages diversity, integrity and respect.

In addition to these significant investments, we strive to make Delta a great place to work by listening to our employees so we can provide programs and resources that fully engage them, help them deepen their skill sets and further their careers at Delta. We are committed to creating a diverse and inclusive workforce, empowering professional growth and development and investing in our employees’ health, emotional and financial wellness. We are also committed to internal pay parity based on role, qualifications, experience and merit.

These efforts have been recognized internally and, as shown on the next page, externally. In a 2018 employee survey in which more than 47,000 Delta people participated (over 50% of Delta's employees), 85% said their workplace was “a great place to work” and 86% felt a sense of pride when looking at what the company has accomplished.

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COMPANY AWARDS IN 2018

100 Best Companies to Work for 2018
- Fortune

Best Places to Work 2018
- Glassdoor and Disability Equality Index

Glassdoor Employees' Choice Award
(for the 4th consecutive year based entirely on input from employees)

DIVERSITY AND INCLUSION RECOGNITION

Best Workplaces for Women 2018 and Best Workplaces for Diversity 2018
- Fortune and Great Place to Work

Best Places to Work for LGBTQ Equality
- Human Rights Campaign Foundation

Military Friendly Employer 2018
- Victory Media

Top Rated Workplaces: Best by Veterans and Best by Millennials; Top Rated Workplaces: 50 Best
- Indeed.com

Among America's Best Employers for New Graduates (Rank 44)
- Forbes

HEALTH AND WELLBEING

Best Employers for Healthy Lifestyles
PLATINUM AWARD
- National Business Group on Health

Top 25 companies with happiest employees in America
- Business Insider

American Heart Association Workplace Health Achievement Index
GOLD RECOGNITION

TALENT PLANNING AND DEVELOPMENT

Talent planning and development are important at all levels within Delta—from the executive ranks to our frontline employees. The Personnel & Compensation Committee continued to make this effort a high priority in 2018. The Board of Directors is regularly updated on key talent indicators for our leaders, including diversity, recruiting and development programs. In addition, Board members interact with potential future leaders through formal presentations and informal events.

Administration of the Executive Compensation Program

PERSONNEL & COMPENSATION COMMITTEE

The Personnel & Compensation Committee oversees and approves Delta’s executive compensation program to reinforce our culture by ensuring a strong connection between pay and performance as well as alignment between our executives, employees and shareholders. This includes:

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Establishing Delta’s executive compensation philosophy and objectives in consultation with an independent compensation consultant and company management

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Overseeing the development and implementation of our executive compensation programs

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Reviewing and approving the compensation structure and performance measures for our Chief Executive Officer and other executive officers

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Evaluating the performance of the Chief Executive Officer in meeting corporate goals and objectives

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Reviewing and advising the Board of Directors on management succession planning and the company's leader development and talent planning processes

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Making recommendations to the Board of Directors on the election of officers

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Reviewing tally sheets, competitive market data for our peer group, and individual characteristics to establish target compensation for our executive officers

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INDEPENDENT COMPENSATION CONSULTANT

In 2018, after considering the factors provided under the NYSE listing standards and Item 407(e)(3)(iii) of SEC Regulation SK, the Personnel & Compensation Committee engaged Meridian Compensation Partners, LLC (Meridian) as its executive compensation consultant. In this role, Meridian provides advice to our Personnel & Compensation Committee regarding Delta’s executive and director compensation programs. This includes:

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Providing advice regarding Delta's executive compensation programs based on the company's business strategy, compensation philosophy, prevailing market practices and relevant regulatory mandates

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Providing annual recommendations directly to the Personnel & Compensation Committee on Chief Executive Officer and other executive officer compensation

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Advising the Corporate Governance Committee on the compensation for the non-executive Chairman of the Board and non-employee directors

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Providing advice on the Company’s compensation peer group

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Updating the Personnel & Compensation Committee on key executive compensation trends in the industry and general market

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Periodically working directly with management on behalf of and under the control and supervision of the Personnel & Compensation Committee

The Personnel & Compensation Committee considered Meridian's advice when determining executive compensation plan design and award levels in 2018.

DELTA MANAGEMENT

Delta’s management team provides input to the Personnel & Compensation Committee on Delta's executive compensation program structure and, under the supervision of the Personnel & Compensation Committee, is responsible for the ongoing administration of the program. This includes:

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Developing Flight Plan goals and providing input on business strategy and performance

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Providing updates to the Personnel & Compensation Committee on key executive compensation trends in the industry and general market

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Evaluating the financial and legal implications of executive compensation proposals and confirming proposed payouts to executive officers under our incentive compensation plans are calculated correctly and comply with plan terms

The Chief Executive Officer making recommendations for the compensation of executive officers other than himself

Executive Compensation Philosophy and Objectives

Our executive compensation philosophy is to achieve Delta’s short-term and long-term business goals, which we refer to as our Flight Plan, by closely linking pay to performance and by aligning the interests of all Delta people with the interests of our customers and shareholders. Based on this philosophy, the Personnel & Compensation Committee develops the executive compensation program to promote a pay for performance culture that:

Pay for Performance

Pay for performance is the foundation of our compensation philosophy for all employees, driving a strong sense of team work and continual improvement of business results. Our executive compensation program places a substantial portion of total 2018 compensation at risk. In fact, 94% of total compensation for the Chief Executive Officer and 89% of total compensation for the other named executive officers was contingent on Delta achieving ambitious financial, operational and customer service goals or varied with stock price performance. Furthermore, the majority of their total compensation is paid in Delta stock, which, together with our stock ownership and retention guidelines, aligns the interests of management to the interest of shareholders.

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The Personnel & Compensation Committee sets stretch performance goals under our annual and long-term incentive plans to drive Delta’s business strategy and to deliver value to our shareholders. Based on our strong performance in a challenging fuel cost environment in 2018 we paid 126.51% of target under our annual incentive plan and 185.87% of target under the 2016 long-term incentive program.

Our incentive plans closely align the interests of management with those of frontline employees in two respects. First, many of the same financial, operational and customer service performance measures are used in both our executive and broad-based employee compensation programs. Second, we have structured both our annual and long-term incentive plans to ensure that executives do not receive their full incentive payouts unless our people also receive payment under the Profit Sharing Program for the year.

Say on Pay Voting Results

At our 2018 annual meeting, we asked shareholders for a non-binding “say on pay” advisory vote to approve the 2017 compensation of the named executive officers. Similar to previous years, the holders of over 97% of the shares present and entitled to vote at the 2018 annual meeting voted for approval of the compensation of the named executive officers. The Personnel & Compensation Committee took these results into account by continuing to emphasize our pay for performance philosophy utilizing challenging performance measures that provide incentives to deliver value to our shareholders.

Corporate Governance and Compensation Practices

Our executive compensation program reflects corporate governance policies and compensation practices that are transparent and consistent with best practices. The following chart highlights the policies and practices we consider instrumental in driving company performance while mitigating risk, as well as the practices we avoid:

What We Do:
Subject officer's incentive compensation to compensation clawback provisions
Apply stock ownership and retention guidelines to executive officers and directors
Follow objective, standardized criteria for the timing of equity award grants
Include “double trigger” change in control provisions in our incentive awards
Prohibit hedging and pledging by our employees
Require a one-year minimum vesting period for performance-based awards under our equity compensation plan
Fully disclose our incentive plan performance measures
Engage with institutional investors regarding our executive compensation program

What We Don't Do:
No excise tax reimbursement for payments made in connection with a change in control
No repricing, cash buyouts or share recycling of stock options and stock appreciation rights under our equity compensation plan
No loss on sale for residence relocation protection for named executive officers
No employment contracts
No supplemental executive retirement or deferred compensation plans
No company-provided: › personal club memberships › executive life insurance › home security › financial planning

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Comparative Market Data and Peer Group

We believe peer group data should be used as a point of reference, not as the sole factor in our executive officers’ compensation. In general, the Personnel & Compensation Committee’s objective is for target total direct compensation opportunities to be competitive with the peer group, with individual variation based on the individual’s performance, experience and role within Delta.

Our peer group is composed of three major U.S. airlines and eighteen other companies in the hotel/leisure, transportation/ distribution, machinery/aerospace/defense and retail industries. We selected these industries because we believe it is important that our peer group have business characteristics that are similar to Delta's, including revenue size, market capitalization, number of employees, operating margin and global presence. In order to retain and attract the talent we need, Delta must compete with these types of companies, and if the peer group been limited to the airline industry, we would have to include companies that are a fraction of the size and scope of Delta. The Personnel & Compensation Committee, in consultation with the compensation consultant and company management, reviews and considers changes to the composition of our peer group annually. There were no changes to the peer group in 2018. The companies in our peer group are:

Airlines:	American Airlines Group Inc.	Southwest Airlines Co.	United Continental Holdings, Inc.
Hotel/Leisure:	Carnival Corporation	Marriott International, Inc.
Transportation/ Distribution:	The Coca-Cola Company FedEx Corporation Norfolk Southern Corporation	PepsiCo, Inc. Sysco Corporation	Union Pacific Corporation United Parcel Service, Inc.
Machinery/ Aerospace/Defense:	The Boeing Company Honeywell International Inc.	L3 Technologies Textron Inc.	United Technologies Corporation
Retail:	Best Buy Co., Inc. The Home Depot, Inc.	Lowe’s Corporation	Target Corporation

Peer Group	Revenue ($)(1)	Market Capitalization ($)(2)	International Operations as Percentage of Revenue (%)(3)
75th Percentile	68,617	97,807	42
Median	43,441	40,727	33
25th Percentile	21,965	26,136	16
DELTA AIR LINES	44,438	34,083	30
Source: Standard & Poors Capital IQ
(1) Last 12 months from most recent quarter ended on or before December 31, 2018. In millions. (2) As of December 31, 2018. In millions. (3) As of the most recent fiscal year-end.

2018 Compensation Decisions

The following changes, which are discussed further below, were made to our executive compensation program in 2018:

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The Personnel & Compensation Committee approved increases to the base salaries for each of the named executive officers as part of our annual executive compensation review. Even with these increases, the base salaries for our executive officers remain positioned well below the market median.

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The Personnel & Compensation Committee approved an increase in the target award opportunities under the long-term incentive plan for:

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Mr. Bastian to reward his leadership and bring him closer to the median of our peer group; and

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Mr. West to recognize the scope of his position and his leadership in the achievement of our outstanding operational reliability. In addition, the Personnel & Compensation Committee increased his exposure to performance stock options to align with Mr. Hauenstein's award allocation.

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Elements of Compensation

Compensation elements for our executive officers include:

Type	Component	Objective
Fixed Compensation	Base Salary	› Provides a fixed amount of compensation for performing day-to-day functions based on level of responsibility, experience and individual performance
Performance-Based Compensation	Annual Incentive Plan	› Rewards short-term financial and operational performance on a relative and absolute basis using pre-established performance criteria that support the Flight Plan
Long-Term Incentive Program
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Motivates management employees by linking incentives to our multi-year financial and customer service-related goals and rewarding long-term value creation measured by our stock price and return on capital

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Aligns with interests of shareholders, facilitates executive officer stock ownership and encourages retention of our management employees

Benefits	Health, Welfare and Retirement Benefit Plans	› Helps attract and retain highly qualified executives

Delta does not have a specific compensation target for each element of compensation. As shown in the compensation mix charts on page 30, at-risk compensation is the largest portion of the total compensation opportunity for the Chief Executive Officer and the other named executive officers. The Personnel & Compensation Committee believes this is the appropriate approach for aligning the interests of the named executive officers and shareholders.

The Personnel & Compensation Committee considers a number of factors, including competitive market data, internal equity, role and responsibilities, business and industry conditions, management succession planning and individual experience and performance in determining executive compensation. When making specific compensation decisions, the Personnel & Compensation Committee also reviews compensation “tally sheets” prepared by the compensation consultant. The tally sheets detail the total compensation and benefits for each executive officer, including the compensation and benefits the officer would receive under hypothetical termination of employment scenarios.

PERFORMANCE MEASURE SELECTION

Consistent with our executive compensation philosophy, the Personnel & Compensation Committee selects performance measures to support our Flight Plan and to closely align the interests of the named executive officers with the interests of our key stakeholders. Recognizing that the performance measures used under our annual and long-term incentive plans may need to change over time to reflect evolving priorities, the Personnel & Compensation Committee, together with company management and the compensation consultant, evaluates the performance measures used in our incentive plans each year to ensure they remain consistent with Delta’s long-term strategic plan and our annual Flight Plan goals.

With our culture as the foundation, our goals to run a customer-focused airline, build a global airline franchise and generate leading shareholder returns are the pillars of the 2018 Flight Plan. The mix of absolute and relative performance measures included in our 2018 annual and long-term incentive plans are distinct and demonstrate how the Personnel & Compensation Committee incorporates the elements of our Flight Plan to drive performance.

We made changes to our annual and long-term incentive performance measures in 2017 to support a focus on positive revenue growth and global alliances. This included shifting Total Revenue per Available Seat Mile (TRASM) from an annual to a long-term measure, expanding the scope of the international net promoter score measure to track distinct regions, as well as introducing the relative total shareholder return measure to the long-term incentive plan. Given the positive momentum in these areas last year and their continued focus for future years, the Personnel & Compensation Committee determined not to make any further changes to the performance measures for 2018.

In setting the annual and long-term performance goals for each performance measure, the Personnel & Compensation Committee reviews our business plans and considers other factors, including our past variance to targeted performance, our historical performance, economic and industry conditions and the performance of other airlines. In certain cases, this analysis may cause the Committee to set lower targets than in previous years. We set challenging, but achievable goals, including those that are realizable only as a result of exceptional performance, for the company and the named executive officers to drive the achievement of our short- and long-term objectives.

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Annual Incentive Plan

2018 Flight Plan Objectives	Performance Measure	Description
Generate Leading Shareholder Returns *** Our Culture is the Foundation	Absolute Financial — Pre-Tax Income
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Based on business plan targets approved each year by the Board of Directors as part of Delta's annual operating plan

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Also serves as the measure used under the Profit Sharing Program, thereby aligning the interests of Delta management with our people

Run a Customer-Focused Airline *** Our Culture is the Foundation	Operational Performance — Delta and Delta Connection
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Based on the Shared Rewards Program's on-time arrival, baggage handling, flight completion and net promoter score goals, as well as on-time arrival and flight completion goals for our Delta Connection carriers

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Satisfaction of these measures (other than net promoter scores) are determined based on achievement of either internal goals or first place performance relative to airline peers

Generate Leading Shareholder Returns *** Build a Global Airline Franchise	Relative Financial — Annual Pre-Tax Income Margin
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Compares our pre-tax income relative to our airline peers. The Personnel & Compensation Committee has determined that using pre-tax margin better evaluates the results of our equity investments in global airlines

Long-Term Incentive Program

2018 Flight Plan Objectives	Performance Measure	Description
Generate Leading Shareholder Returns	Total Revenue per Available Seat Mile (TRASM)
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A unit revenue measure that includes revenue from our ancillary businesses and other revenue sources as well as passenger revenue

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Encourages focus on developing distinctive approaches to achieving top-line revenue growth while emphasizing disciplined capacity growth and revenue management

Run a Customer-Focused Airline	Customer Service Performance	› Based on Delta’s domestic and international net promoter scores, this measure further emphasizes the importance of earning and maintaining customer preference and loyalty
Generate Leading Shareholder Returns	Return on Invested Capital
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Determined on an after-tax basis and calculated using gross (rather than net) debt, which discourages the holding of excess cash, which instead can be shared with shareholders through dividends and share repurchase programs

Generate Leading Shareholder Returns	Relative Total Shareholder Return	› Compares our long-term total shareholder return relative to all other S&P 500 member companies

BASE SALARY

The Personnel & Compensation Committee reviews the base salaries of our executive officers annually. There is no set schedule for base salary increases. As shown in the following chart, the Personnel & Compensation Committee approved base salary increases for each of the named executive officers effective February 1, 2018. These changes were based on individual performance, internal parity considerations and a competitive market review. Even with these increases, the base salaries of our named executive officers remain below the median of the peer group for their respective positions.

Named Executive Officer	2017 Base Salary	2018 Base Salary
Mr. Bastian	$800,000	$900,000
Mr. Hauenstein	$625,000	$700,000
Mr. West	$625,000	$700,000
Mr. Jacobson	$525,000	$550,000
Mr. Carter	$500,000	$550,000

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ANNUAL INCENTIVE

The 2018 Management Incentive Plan (2018 MIP) links pay and performance by providing management employees with a compensation opportunity based on Delta’s achievement of certain Flight Plan goals in 2018. The 2018 MIP also aligns the interests of Delta management and employees by using metrics that are consistent with the goals that drive payouts under Delta’s Profit Sharing and Shared Rewards Programs.

Typically, payments under the 2018 MIP are provided in cash, however, to provide further alignment between our executive officers and our people, the executive officers’ 2018 MIP awards are subject to the following conditions if there is no Profit Sharing Program payout to employees for the year:

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The actual MIP award, if any, will be capped at the target award opportunity, even if Delta’s performance for operational and relative financial goals exceeds the target level.

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Any awards earned by executive officers will be made in restricted stock that will not vest until there is a payment under the Profit Sharing Program or under certain termination of employment scenarios.

The following chart shows the performance measures for the named executive officers under the 2018 MIP and the actual performance for each measure in 2018.

(1)

This column reflects the percentage of the target award earned after application of the performance measure weightings.

(2)

“Pre-tax income” as defined in Delta’s broad-based Profit Sharing Program, means Delta’s annual consolidated pre-tax income calculated in accordance with GAAP and as reported in Delta’s SEC filings, but excluding (a) asset write downs related to long-term assets; (b) gains or losses with respect to special, unusual, or nonrecurring items; and (c) expense accrued with respect to any employee profit sharing plan, program or similar arrangement.

(3)

For purposes of the 2018 MIP, the Industry Group consists of Alaska Airlines, American Airlines, JetBlue Airways, Southwest Airlines and United Airlines.

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The target award opportunities under the 2018 MIP, which have not changed since 2016, are expressed as a percentage of each participant’s base salary. The Personnel & Compensation Committee determined the target award opportunities taking into consideration the peer group comparison, the Chief Executive Officer’s recommendations for executive officers other than himself and input from the compensation consultant. The target cash compensation opportunities (base salary and MIP) for our named executive officers remain generally below the peer group median.

Summarized in the table below are the 2018 MIP awards earned by each named executive officer. Because there was a payout under the Profit Sharing Program for 2018, payments under the 2018 MIP were made in cash.

Named Executive Officer	Base Salary	Target Award (as % of base salary)	Target Award (in dollars)	Percentage of Target Award Earned	Total 2018 MIP Award
Mr. Bastian	$900,000	200%	$1,800,000	126.51%	$2,277,090
Mr. Hauenstein	$700,000	175%	$1,225,000	126.51%	$1,549,686
Mr. West	$700,000	175%	$1,225,000	126.51%	$1,549,686
Mr. Jacobson	$550,000	150%	$825,000	126.51%	$1,043,666
Mr. Carter	$550,000	125%	$687,500	126.51%	$869,722

LONG-TERM INCENTIVES

2018 Long-Term Incentive Program

The 2018 Long-Term Incentive Program (2018 LTIP) links pay and performance by providing management employees with a compensation opportunity that aligns the interest of management and shareholders, with a large portion contingent upon Delta’s financial, customer service and stock price performance over a three-year period. The performance measures and goals are the same for the Chief Executive Officer, the other named executive officers and all other participants in this program.

The 2018 LTIP target awards are the largest component of each executive officer’s compensation opportunity. The Personnel & Compensation Committee determined the target award opportunities so each participant’s total direct compensation opportunity is competitive with the peer group.

The award allocations shown below were selected to balance the incentive opportunity between Delta’s financial performance relative to other airlines, internal company performance and stock price performance. In 2018, the Personnel & Compensation Committee adjusted Mr. West's award allocation to increase his performance stock options exposure to align with Mr. Hauenstein. This mix and the other terms of the 2018 LTIP are intended to balance the performance and retention incentives with the volatility of airline stocks.

Performance Awards

Performance awards are dollar-denominated long-term incentive opportunities payable in Delta stock to executive officers and in cash to other participants. The chart on the following page shows the range of potential payments of the performance awards based on the 2018 LTIP’s four performance measures over the three-year period ending December 31, 2020.

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Performance Measure	Performance Measure Weighting	Threshold (50% of Target Payout)	Target (100% of Target Payout)	Maximum (200% of Target Payout)
		PERFORMANCE LEVELS		
Total Revenue per Available Seat Mile				
Delta's Total Revenue per Available Seat Mile (TRASM) performance relative to the Industry Group's TRASM performance[(1)]	25%	109.5%	111.00%	112.5%
Customer Service Performance (Net Promoter Score)				
Domestic	12.5%	+0 percentage points	+1.5 percentage points	+2.5 percentage points or higher
Trans-Atlantic	6.25%	+0 percentage points	+1.0 percentage points	+2.0 percentage points or higher
Trans-Pacific	3.125%	+0 percentage points	+2.0 percentage points	+3.5 percentage points or higher
Latin America	3.125%	+0 percentage points	+1.5 percentage points	+2.5 percentage points or higher
Return on Invested Capital				
	25%	11.0%	13.0%	15.0% or higher
Relative Total Shareholder Return				
Delta's total shareholder return performance relative to all other S&P 500 companies	25%	25th percentile	50th percentile	75 percentile or higher

(1)

For purposes of the 2018 LTIP, the Industry Group consists of: Alaska Airlines, American Airlines, JetBlue Airways, Southwest Airlines and United Airlines.

Restricted Stock

The 2018 LTIP provides that restricted stock will vest in three equal installments on February 1, 2019, February 1, 2020 and February 1, 2021, subject to forfeiture in certain circumstances. Restricted stock is eligible for dividends, but dividends will not become payable until the restrictions on the underlying stock lapse. The value of a participant’s restricted stock award will depend on the price of Delta stock when the award vests.

Performance Stock Options

Stock options are inherently performance-based, as they provide realized value only if the stock price appreciates. Nevertheless, the Personnel & Compensation Committee added a performance hurdle based on employees receiving a payout under the Profit Sharing Program to further align our named executive officers’ interests with the interests of our people. The 2018 LTIP generally provides that the performance stock options will become exercisable on the vesting dates described in the chart below, subject to the achievement of the following performance measures:

Performance Measure		Vesting Dates
Employees receive a payout under the Profit Sharing Program for 2018	⅓ of performance stock option award	February 1, 2019
	⅓ of performance stock option award	February 1, 2020
	⅓ of performance stock option award	February 1, 2021
If there is no Profit Sharing Program payout for 2018, but employees receive a payout under the Profit Sharing Program for 2019	⅔ of performance stock option award	February 1, 2020
	⅓ of performance stock option award	February 1, 2021
Employees receive no Profit Sharing Program payout for either 2018 or 2019	The entire performance stock option award will be forfeited (even if employees receive a payout under the Profit Sharing Program for 2020).

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Because our people received a payout under the Profit Sharing Program for 2018, one-third of the named executive officers’ performance stock options vested and became exercisable on February 6, 2019 (the date on which the Personnel & Compensation Committee certified the performance measure was satisfied) and the remaining two-thirds will vest in equal installments on each of February 1, 2020 and February 1, 2021, subject to forfeiture in certain circumstances.

For additional information about the vesting and possible forfeiture of the 2018 LTIP awards, see “Post-Employment Compensation—Potential Post-Employment Benefits upon Termination or Change in Control—Long-Term Incentive Programs” on page 47.

The 2016 Long-Term Incentive Program Payouts

In 2016, the Personnel & Compensation Committee granted the named executive officers performance awards under the 2016 Long-Term Incentive Program (2016 LTIP). We reported these award opportunities in our 2017 proxy statement.

The performance awards were denominated in cash but paid in shares of Delta stock to the named executive officers. The payout of these award opportunities is based on the average annual operating income margin relative to the composite performance of an industry peer group, Delta’s customer service performance and return on invested capital over the three-year performance period ended December 31, 2018. As mentioned in the Performance Measure Selection discussion on page 32, the performance measures included in the 2017 and 2018 LTIPs have been changed from the measures used to determine the 2016 LTIP payouts.

Summarized in the chart below are the performance results certified by the Personnel & Compensation Committee for the performance awards under the 2016 LTIP and the resulting percentage of target award opportunity earned:

(1)

This column reflects the percentage of the target award earned after application of the performance measure weightings.

BENEFITS

Our named executive officers participate in the same ongoing retirement plans as our frontline employees, including a defined contribution plan and, for certain officers, a frozen defined benefit pension plan. We do not provide any supplemental executive retirement plans or deferred compensation plans. The named executive officers also receive the same health and welfare benefits provided to all Delta employees, except for basic life insurance coverage, which all other employees receive and our officers do not. In addition, Delta requires officers to regularly complete a comprehensive physical examination. Delta pays the cost of this examination. Every domestic full-time Delta employee is eligible for a free physical under the company’s health plans. Other than eligibility for flight benefits (for the executive officer, immediate family members and other designees and, in certain circumstances, the executive officer’s surviving spouse), Delta provides no perquisites to any of our officers. Delta provides certain flight benefits to all employees and eligible retirees and survivors. These benefits are a low-cost, highly valued tool for attracting and retaining talent and are consistent with industry practice. See the Summary Compensation Table and the related footnotes on page 41 for information regarding benefits received in 2018 by the named executive officers.

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Risk Assessment

The Personnel & Compensation Committee requested Meridian conduct a risk assessment of Delta’s executive compensation program. Based on this review, Meridian determined that the executive compensation program does not encourage unnecessary risk-taking, and the Personnel & Compensation Committee and company management agree with this assessment. The Personnel & Compensation Committee notes the executive compensation program includes: (1) a compensation clawback policy for officers; (2) stock ownership and retention guidelines for executive officers; (3) incentive compensation capped at specified levels; (4) an emphasis on longer-term compensation; (5) use of multiple performance measures, both annual and long-term; and (6) an anti-hedging and anti-pledging policy for all employees. These features are designed to align the interests of executives with preserving and enhancing shareholder value.

Executive Compensation Policies

The Personnel & Compensation Committee monitors the continuing dialogue among corporate governance experts, securities regulators and related parties regarding best practices for executive compensation. Delta’s executive compensation policies, described below, are aligned with shareholder interests and foster responsible behavior.

CLAWBACK POLICY

The compensation clawback policy holds officers accountable in the event of wrongful conduct. Under this policy, if the Personnel & Compensation Committee determines an officer has engaged in fraud or misconduct that requires a restatement of Delta’s financial statements, the Personnel & Compensation Committee may recover all incentive compensation awarded to or earned by the officer for fiscal periods materially affected by the restatement. For this purpose, incentive compensation includes annual and long-term incentive awards and all forms of equity compensation.

STOCK OWNERSHIP GUIDELINES

Under Delta’s stock ownership guidelines, executive officers are required to own shares of Delta stock as shown below:

	Shares Equal to a Multiple of Base Salary	OR	Shares
Chief Executive Officer	8x		400,000
President/Senior Executive Vice President	6x		200,000
Executive Vice Presidents	4x		150,000

Executive officers must achieve the applicable ownership level within five years of the date they become subject to the guidelines. Each executive officer must hold at least 50% of all net shares received through restricted stock vesting or realized through stock option exercises until the applicable stock ownership guideline is achieved. For this purpose, “net shares” means all shares retained after applicable withholding of any shares for tax purposes. Stock ownership does not include shares an executive officer has the right to acquire through the exercise of stock options. The stock ownership of our executive officers is measured based on the three-month average of the closing price of Delta stock on the NYSE. As of December 31, 2018, all of our named executive officers exceeded their required stock ownership level.

EQUITY AWARD GRANT POLICY

Delta’s equity award grant policy provides objective, standardized criteria for the timing, practices and procedures used in granting equity awards. Under this policy, the Personnel & Compensation Committee will consider approval of annual equity awards for management employees in the first quarter of the calendar year. Once approved, the grant date of these awards will be the later of (1) the date the Personnel & Compensation Committee approves the awards and (2) the third business day following the date on which Delta publicly announces its financial results for the most recently completed fiscal year. Equity awards for new hires, promotions or other off-cycle grants may be approved as appropriate and, once approved, these awards will be made on the later of (1) the date on which the grant is approved and (2) the third business day following the date on which Delta publicly announces its quarterly or annual financial results if this date is in the same month as the grant.

ANTI-HEDGING AND ANTI-PLEDGING POLICY

Under Delta’s insider trading policy, employees are prohibited from engaging in transactions in Delta securities involving publicly traded options, short sales and hedging transactions because they may create the appearance of unlawful insider trading and, in certain circumstances, present a conflict of interest. In addition, employees are prohibited from holding Delta securities in a margin account or otherwise pledging Delta securities as collateral for a loan.

Compensation for Mr. Bastian

The Personnel & Compensation Committee evaluates Mr. Bastian’s performance and makes compensation decisions based on his delivery of the Flight Plan and his progress toward meeting Delta’s long-term business strategies. In 2018, Mr. Bastian led Delta to exceed its operational, customer-service goals and most of its financial goals despite challenging headwinds, while also advancing the company’s future success by developing our global relationships, upgrading our fleet, making technology a competitive advantage and prioritizing the company’s diversity, inclusion and sustainability efforts.

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The Personnel & Compensation Committee recognized Mr. Bastian’s performance by increasing his target award opportunity under the 2018 LTIP to $11.5 million. This change is consistent with our pay for performance philosophy and provides incentive for him to focus on long-term improvements in company performance that will lead to greater shareholder value. The actual payout Mr. Bastian realizes on his 2018 LTIP award will depend upon achievement of the plan’s performance measures and stock price performance over the three-year performance period ending in 2020. In addition, after also reviewing market factors, the Personnel & Compensation Committee increased Mr. Bastian’s base salary to $900,000. With these changes, Mr. Bastian's total compensation was below the peer group median.

As the following graphs illustrate, a substantial percentage of Mr. Bastian’s compensation is at-risk and concentrated in equity-based awards.

See the Summary Compensation Table and the related footnotes on page 41 for additional information about Mr. Bastian’s compensation.

Post-Employment Compensation

Our executive officers do not have employment contracts, supplemental executive retirement plans, deferred compensation plans or change in control agreements. They are eligible to receive certain benefits in the event of specified terminations of employment, including as a consequence of a change in control. The Personnel & Compensation Committee believes these provisions strengthen the alignment of the executives’ compensation with future company performance. The severance benefits and the forfeiture provisions under our long-term incentive programs for the named executive officers are described in “Post-Employment Compensation — Potential Post-Employment Benefits upon Termination or Change in Control” on page 47.

Tax and Accounting Impact and Policy

The financial and tax consequences to Delta of the executive compensation program are important considerations for the Personnel & Compensation Committee when analyzing the overall design and mix of compensation. The Personnel & Compensation Committee seeks to balance an effective compensation program with an appropriate impact on reported earnings and other financial measures.

Internal Revenue Code Section 162(m) limits deductions for certain compensation to any covered executive to $1 million per year. Prior to 2018, this limitation did not apply to the chief financial officer or compensation that met the tax code requirements for qualifying performance-based compensation. Changes in the tax law effective January 1, 2018, expanded the limitation on deductibility to include the chief financial officer and eliminated the performance-based exception (except in the case of certain arrangements in place as of November 2, 2017). The elimination of the performance-based exception has not altered the Personnel & Compensation Committee's commitment to a pay for performance executive compensation program.

Equity awards granted under our executive compensation program are expensed in accordance with Statement of Financial Accounting Standards Codification Topic 718, Stock Compensation.

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Compensation Committee Report

The Personnel & Compensation Committee has reviewed and discussed with Delta management the Compensation Discussion and Analysis and, based on such review and discussion, the Personnel & Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

THE PERSONNEL & COMPENSATION COMMITTEE

Daniel A. Carp, Chair
Francis S. Blake
Jeanne P. Jackson
George N. Mattson
Sergio A. L. Rial

Compensation Committee Interlocks and Insider Participation

None of the members of the Personnel & Compensation Committee is a former or current officer or employee of Delta or has any interlocking relationships as set forth in applicable SEC rules.

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Executive Compensation Tables

The table below contains information about the compensation of the following named executive officers during 2018: (1) Mr. Bastian, Delta’s principal executive officer; (2) Mr. Jacobson, Delta’s principal financial officer; and (3) Mr. Hauenstein, Mr. West and Mr. Carter, who were Delta’s three other most highly compensated executive officers on December 31, 2018.

Summary Compensation Table

Name	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)(2)(3)	Option Awards ($)(1)(4)	Non-Equity Incentive Plan Compensation ($)(5)	Change in Pension Value and Nonqualified Deferred Compensation earnings ($)(6)	All Other compensation ($)(7)	Total ($)(8)
Edward H. Bastian Chief Executive Officer	2018	891,667	-	7,705,118	3,795,014	2,277,090	-	313,559	14,982,448
	2017	800,004	-	6,700,177	3,300,030	2,119,531	32,292	253,669	13,205,703
	2016	741,669	-	6,700,405	3,300,032	1,512,980	24,104	278,041	12,557,231
Glen W. Hauenstein President	2018	693,750	-	4,020,040	1,980,072	1,549,686	-	220,252	8,463,800
	2017	625,000	-	4,020,106	1,980,082	1,448,891	-	153,110	8,227,189
	2016	604,997	-	6,000,368	-	1,069,428	-	214,776	7,889,569
W. Gil West Senior Executive Vice President & Chief Operating Officer	2018	693,750	-	4,020,040	1,980,072	1,549,686	-	198,813	8,442,361
	2017	625,000	-	3,937,615	1,312,597	1,448,891	-	167,087	7,491,190
	2016	617,977	-	4,750,001	-	1,131,207	-	191,147	6,690,332
Paul A. Jacobson Executive Vice President & Chief Financial Officer	2018	547,917	-	3,000,035	1,000,048	1,043,666	-	158,317	5,749,983
	2017	525,000	-	3,000,393	1,000,028	1,043,201	17,223	153,712	5,739,557
	2016	525,000	-	4,000,391	-	832,466	11,183	183,200	5,552,240
Peter W. Carter Executive Vice President & Chief Legal Officer	2018	545,833	-	1,912,657	637,529	869,722	-	151,433	4,117,174
	2017	500,000	-	1,912,683	637,602	827,938	-	139,990	4,018,213
	2016	500,000	-	2,550,156	-	660,688	-	129,926	3,840,770
(1)

The amounts in the “Stock Awards” and “Option Awards” columns do not represent amounts the named executive officers received or are entitled to receive. Rather, the reported amounts represent the aggregate fair value of awards computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Stock Compensation (FASB ASC Topic 718), on the applicable grant date or, if earlier, the service inception date. The reported amounts do not reflect the risk the stock awards may be forfeited in certain circumstances; for awards subject to performance conditions, the risk there is no payout; or in the case of performance stock options, that there is no vesting because the performance conditions are not met. The fair value of restricted stock awards is based on the closing price of Delta common stock on the grant date.

The reported amounts for 2018, 2017 and 2016 in the “Stock Awards” column reflect award opportunities under Delta’s long-term incentive programs. For additional information, see footnotes 2 and 3 below.

(2)

The 2018 Long-Term Incentive Program (2018 LTIP) provides our executive officers with a long-term incentive opportunity consisting of performance awards, performance stock options and restricted stock. The performance awards under the 2018 LTIP are denominated in dollars. The payouts, if any, earned by a named executive officer will be made in stock based on the achievement of pre-established performance measures over a three-year performance period. The restricted stock granted under the 2018 LTIP vests in equal installments on February 1, 2019, 2020 and 2021, subject to forfeiture in certain circumstances. See “Compensation Discussion and Analysis — Elements of Compensation — Long-Term Incentives” on page 35 for details about the 2018 LTIP.

The reported amounts for 2018 in the “Stock Awards” column include the fair value of the performance awards and restricted stock under the 2018 LTIP, computed in accordance with FASB ASC Topic 718 on February 8, 2018, the date the 2018 LTIP awards became effective.

See footnote 4 below for additional information regarding the performance stock options.

(3)

For awards in the “Stock Awards” column that are subject to performance conditions, the fair value is computed in accordance with FASB ASC Topic 718 based on the probable outcome of the performance condition as of the applicable grant date or, if earlier, the service inception date. For these purposes, the fair value of the performance awards under the 2018 LTIP is computed based on performance at the target level.

If the performance awards were assumed to pay out at the maximum level, the aggregate fair value of such awards, which does not include the restricted stock or performance stock option component of the 2018 LTIP, for the named executive officers would be as follows:

Name	2018 ($)	2017 ($)	2016 ($)
Edward H. Bastian	7,820,000	6,800,000	6,800,000
Glen W. Hauenstein	4,080,000	4,080,000	6,000,000
W. Gil West	4,080,000	3,990,000	4,750,000
Paul A. Jacobson	3,040,000	3,040,000	4,000,000
Peter W. Carter	1,938,000	1,938,000	2,550,000

Beginning with the 2017 LTIP, performance stock options were granted to all named executive officers. Accordingly, the percentage of performance awards granted to the named executive officers (other than Mr. Bastian) was reduced to 38% of the total 2017 LTIP award from 50% in 2016.

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(4)

The stock options granted under the 2018 LTIP are subject to performance conditions. Because the conditions for vesting have been met, the stock options vest in equal installments on each of February 7, 2019, February 1, 2020 and February 1, 2021. We determined the grant date fair value of stock options based on achievement of the target level under an option pricing model using the following assumptions: (1) a 2.65% risk-free interest rate, (2) a 30% expected volatility of common stock and (3) a 5.2 year expected life.

(5)

The 2018 Management Incentive Plan (MIP) provides our executive officers with an annual incentive opportunity based on the achievement of pre-established performance measures. See “Compensation Discussion and Analysis — Elements of Compensation — Annual Incentive” on page 34 for details about the 2018 MIP, including a description of Delta’s 2018 MIP performance.

(6)

The reported amounts for 2018 reflect the aggregate change in the actuarial present value for Mr. Bastian’s and Mr. Jacobson’s accumulated benefits under the frozen Delta Retirement Plan measured from December 31, 2017 to December 31, 2018. Mr. Hauenstein, Mr. West and Mr. Carter are not participants in this plan. See “Post-Employment Compensation — Defined Benefit Pension Benefits” on page 46 for a description of this plan, including its eligibility requirements.

(7)

The reported amounts of all other compensation for 2018 include the following items:

Name	Contributions to Qualified Defined Contribution Plan(a)	Payment due to IRS limits to Qualified Plan(b)	Reimbursement of Taxes(c)	Perquisites and Other Benefits(d)
Edward H. Bastian	24,750	246,258	20,898	21,653
Glen W. Hauenstein	24,750	168,087	16,597	10,818
W. Gil West	24,750	168,088	5,975	-
Paul A. Jacobson	24,750	118,451	15,116	-
Peter W. Carter	24,750	98,889	15,767	12,027
(a)

Represents Delta’s contributions to the Delta Family-Care Savings Plan, a broad-based tax qualified defined contribution plan, based on the same fixed and matching contribution formula applicable to all participants in this plan.

(b)

Represents amounts paid directly to the named executive officer that Delta would have contributed to the officer’s account under the Delta Family-Care Savings Plan absent limits applicable to such plans under the Internal Revenue Code. These payments are based on the same fixed and matching contribution formula applicable to all participants in this plan and are available to any plan participant affected by such limits.

(c)

Represents tax reimbursements for flight benefits as described below.

(d)

The amounts consist of an annual physical examination for officers and flight benefits as described below. Mr. West and Mr. Jacobson did not receive perquisites or other personal benefits with a total incremental cost of $10,000 or more, the threshold for reporting under SEC rules. From time to time, the named executive officers attend events sponsored by Delta at no incremental cost to Delta.

As is common in the airline industry, Delta provides complimentary travel and certain Delta Sky Club® privileges for named executive officers; the officer’s spouse, domestic partner or designated companion; the officer’s children and parents; and, to a limited extent, other persons designated by the officer.

Complimentary travel for such other persons is limited to an aggregate imputed value of $20,000 per year for the Chief Executive Officer, President and Senior Executive Vice President and $15,000 per year for executive vice presidents. Delta reimburses the officer for associated taxes on complimentary travel with an imputed tax value of up to $25,000 per year for the Chief Executive Officer, President and Senior Executive Vice President and $20,000 per year for Executive Vice Presidents. Unused portions of the annual allowances described in the previous two sentences accumulate and may be carried into succeeding years during employment. Complimentary travel is provided to the surviving spouse or domestic partner of eligible officers after the eligible officer’s death. Delta will not reimburse surviving spouses or domestic partners for associated taxes on complimentary travel under the survivor travel benefit. Delta’s incremental cost of providing flight benefits includes incremental fuel expense and the incremental cost on a flight segment basis for customer service expenses such as meals, onboard expenses, baggage handling, insurance, airport security and aircraft cleaning. In addition, each named executive officer may purchase private jet flights from a Delta subsidiary by paying the incremental cost of the flight. Also, certain named executive officers have flight benefits on another airline at no incremental cost to the officers or Delta.

(8)

As required by SEC rules, the amount in the “Total” column for each named executive officer represents the sum of the amounts in all the other columns. As discussed in footnote (1) above, the amounts in the “Stock Awards” and “Option Awards” columns do not represent amounts the named executive officers received or are entitled to receive. Rather, these amounts represent the aggregate fair value of awards computed in accordance with FASB ASC Topic 718 on the applicable grant date or, if earlier, the service inception date. The amounts do not reflect the risk the awards may be forfeited in certain circumstances, for awards subject to performance conditions, the risk there is no payout or in the case of performance stock options, there is no vesting, because the performance conditions are not met.

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Grants of Plan-Based Awards Table

The following table provides information about annual and long-term award opportunities granted to the named executive officers during 2018 under the 2018 MIP and the 2018 LTIP. These award opportunities are described in the “Compensation Discussion and Analysis” section of the proxy statement under “Elements of Compensation — Annual Incentive” and “Elements of Compensation — Long-Term Incentives” beginning on page 34.

Name/Type of Award	Grant Date(1)	Date of Personnel & Compensation Committee or Board Action	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(2)			Estimated Future Payouts Under Equity Incentive Plan Awards(3)			All Other Stock Awards: Number of Shares of Stock or Units (#)(4)	All Other Option Awards: Number of Securities Underlying Options (#)(5)	Exercise or Base Price of Option Awards ($/Sh)(6)	Grant Date Fair Value of Stock and Option Awards ($)(7)
			Threshold ($)	Target ($)	Maximum ($)	Threshold ($)	Target ($)	Maximum ($)
Edward H. Bastian
2018 MIP	1/1/2018	12/13/2017	900,000	1,800,000	3,600,000
2018 LTIP - Performance Award	2/8/2018	2/8/2018				1,955,000	3,910,000	7,820,000				3,910,000
2018 LTIP - Restricted Stock	2/8/2018	2/8/2018							74,080			3,795,118
2018 LTIP - Performance Stock Options	2/8/2018	2/8/2018								307,040	51.23	3,795,014
Glen W. Hauenstein
2018 MIP	1/1/2018	12/13/2017	612,500	1,225,000	2,450,000
2018 LTIP - Performance Award	2/8/2018	2/8/2018				1,020,000	2,040,000	4,080,000				2,040,000
2018 LTIP - Restricted Stock	2/8/2018	2/8/2018							38,650			1,980,040
2018 LTIP - Performance Stock Options	2/8/2018	2/8/2018								160,200	51.23	1,980,072
W. Gil West
2018 MIP	1/1/2018	12/13/2017	612,500	1,225,000	2,450,000
2018 LTIP - Performance Award	2/8/2018	2/8/2018				1,020,000	2,040,000	4,080,000				2,040,000
2018 LTIP - Restricted Stock	2/8/2018	2/8/2018							38,650			1,980,040
2018 LTIP - Performance Stock Options	2/8/2018	2/8/2018								160,200	51.23	1,980,072
Paul A. Jacobson
2018 MIP	1/1/2018	12/13/2017	412,500	825,000	1,650,000
2018 LTIP - Performance Award	2/8/2018	2/8/2018				760,000	1,520,000	3,040,000				1,520,000
2018 LTIP - Restricted Stock	2/8/2018	2/8/2018							28,890			1,480,035
2018 LTIP - Performance Stock Options	2/8/2018	2/8/2018								80,910	51.23	1,000,048
Peter W. Carter
2018 MIP	1/1/2018	12/13/2017	343,750	687,500	1,375,000
2018 LTIP - Performance Award	2/8/2018	2/8/2018				484,500	969,000	1,938,000				969,000
2018 LTIP - Restricted Stock	2/8/2018	2/8/2018							18,420			943,657
2018 LTIP - Performance Stock Options	2/8/2018	2/8/2018								51,580	51.23	637,529
(1)

For purposes of this column, the grant date for the 2018 MIP is the date the performance period began. The grant date for the 2018 LTIP is the grant date or, if earlier, the service inception date determined under FASB ASC Topic 718.

(2)

These columns show the annual award opportunities under the 2018 MIP. For additional information about the 2018 MIP, see footnote 5 to the Summary Compensation Table and the “Compensation Discussion and Analysis” section of the proxy statement under “Elements of Compensation — Annual Incentive” on page 34.

(3)

These columns show the long-term award opportunities under the performance award component of the 2018 LTIP. For additional information about the 2018 LTIP, see footnotes 2 and 3 to the Summary Compensation Table and the “Compensation Discussion and Analysis” section of this proxy statement under “Elements of Compensation — Long-Term Incentives” on page 35.

(4)

This column shows the restricted stock component of the 2018 LTIP.

(5)

This column shows the performance stock option component of the 2018 LTIP. For additional information about the performance stock option component of the 2018 LTIP, see footnote 4 to the Summary Compensation Table.

(6)

The exercise price is equal to the closing price of Delta common stock on the NYSE on the date of grant.

(7)

The amounts in this column do not represent amounts the named executive officers received or are entitled to receive. Rather, the reported amounts represent the fair value of the awards computed in accordance with FASB ASC Topic 718 on the applicable grant date or, if earlier, the service inception date. For awards subject to performance conditions, the value shown is based on the probable outcome of the performance condition as of the applicable grant date or, if earlier, the service inception date. The amounts do not reflect the risk that the awards may be forfeited in certain circumstances or, in the case of performance awards, that there is no payout, or in the case of performance stock options, that there is no vesting, if the required performance measures are not met.

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Outstanding Equity Awards at Fiscal Year-End Table

The following table provides information regarding the outstanding equity awards on December 31, 2018 for each of the named executive officers.

Name	Grant Date(1)	Option Awards					Stock Awards
		Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)(2)	Option Exercise Price ($)(3)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(4)	Market Value of Shares or Units of Stock That Have Not Vested ($)(5)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(6)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Edward H. Bastian
2016 LTIP - Restricted Stock	2/2/2016	-	-	-	-	-	25,226	1,258,777	-	-
2017 LTIP - Restricted Stock	2/9/2017	-	-	-	-	-	44,600	2,225,540	-	-
2018 LTIP - Restricted Stock	2/8/2018	-	-	-	-	-	74,080	3,696,592	-	-
2014 LTIP - Performance Stock Options	2/6/2014	71,840	-	-	30.89	2/5/2024	-	-	-	-
2015 LTIP - Performance Stock Options	2/5/2015	91,710	-	-	46.14	2/4/2025	-	-	-	-
2016 LTIP - Performance Stock Options	2/2/2016	115,487	57,473	-	43.61	2/1/2026	-	-	-	-
2017 LTIP Performance Stock Options	2/9/2017	68,837	137,673	-	49.33	2/8/2027	-	-	-	-
2018 LTIP Performance Stock Options	2/8/2018	-	-	307,040	51.23	2/7/2028	-	-	-	-
Glen W. Hauenstein
2016 LTIP - Restricted Stock	2/2/2016	-	-	-	-	-	22,933	1,144,357	-	-
2017 LTIP - Restricted Stock	2/9/2017	-	-	-	-	-	26,760	1,335,324	-	-
2018 LTIP - Restricted Stock	2/8/2018	-	-	-	-	-	38,650	1,928,635	-	-
2017 LTIP Performance Stock Options	2/9/2017	41,304	82,606	-	49.33	2/8/2027	-	-	-	-
2018 LTIP Performance Stock Options	2/8/2018	-	-	160,200	51.23	2/7/2028	-	-	-	-
W. Gil West
2016 LTIP - Restricted Stock	2/2/2016	-	-	-	-	-	18,153	905,835	-	-
2017 LTIP - Restricted Stock	2/9/2017	-	-	-	-	-	26,253	1,310,025	-	-
2018 LTIP - Restricted Stock	2/8/2018	-	-	-	-	-	38,650	1,928,635	-	-
2017 LTIP Performance Stock Options	2/9/2017	27,380	54,760	-	49.33	2/8/2027	-	-	-	-
2018 LTIP Performance Stock Options	2/8/2018	-	-	160,200	51.23	2/7/2028	-	-	-	-
Paul A. Jacobson
2016 LTIP - Restricted Stock	2/2/2016	-	-	-	-	-	15,290	762,971	-	-
2017 LTIP - Restricted Stock	2/9/2017	-	-	-	-	-	20,006	998,299	-	-
2018 LTIP - Restricted Stock	2/8/2018	-	-	-	-	-	28,890	1,441,611	-	-
2017 LTIP Performance Stock Options	2/9/2017	20,860	41,720	-	49.33	2/8/2027	-	-	-	-
2018 LTIP Performance Stock Options	2/8/2018	-	-	80,910	51.23	2/7/2028	-	-	-	-

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Name	Grant Date(1)	Option Awards					Stock Awards
		Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)(2)	Option Exercise Price ($)(3)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(4)	Market Value of Shares or Units of Stock That Have Not Vested ($)(5)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(6)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Peter W. Carter
2016 LTIP - Restricted Stock	2/2/2016	-	-	-	-	-	9,746	486,325	-	-
2017 LTIP - Restricted Stock	2/9/2017	-	-	-	-	-	12,753	636,375	-	-
2018 LTIP - Restricted Stock	2/8/2018	-	-	-	-	-	18,420	919,158	-	-
2017 LTIP - Performance Stock Options	2/9/2017	13,300	26,600		49.33	2/8/2027	-	-	-	-
2018 LTIP Performance Stock Options	2/8/2018	-	-	51,580	51.23	2/7/2028	-	-	-	-
(1)

For purposes of this column, the grant date for the awards is the grant date or, if earlier, the service inception date determined under FASB ASC Topic 718.

(2)

The 2018 LTIP Performance Stock Options vest as follows: (a) if there is a payout under the Profit Sharing Program for 2018, then ratably over three years with 1/3 vesting on each of February 1, 2019, 2020 and 2021; (b) if there is no payout under the Profit Sharing Program for 2018, but there is a payout for 2019, then 2/3 vest on February 1, 2020 and 1/3 vest on February 1, 2021; and (c) if there is no payout for 2018 or 2019 under the Profit Sharing Program, then the options will be forfeited. Because there was a payout for 2018 under the Profit Sharing Program, the options vest as described in (a) of the foregoing sentence, except that the first vesting date occurred on February 6, 2019, the date on which the Personnel & Compensation Committee certified the satisfaction of the performance measure. Performance stock options are subject to forfeiture in certain circumstances.

(3)

The exercise price of the stock options is the closing price of Delta common stock on the NYSE on the applicable grant date.

(4)

These shares of restricted stock vest as follows:

February 2, 2016 LTIP Grant Date. In equal installments on February 1, 2017, 2018 and 2019.

February 9, 2017 LTIP Grant Date. In equal installments on February 1, 2018, 2019 and 2020.

February 8, 2018 LTIP Grant Date. In equal installments on February 1, 2019, 2020 and 2021.

Restricted stock is subject to forfeiture in certain circumstances.

(5)

In accordance with SEC rules, the amounts in this column for the market value of restricted stock are based on the $49.90 closing price of Delta common stock on the NYSE on December 31, 2018.

(6)

This table does not include the performance award component of the 2018 LTIP, 2017 LTIP and the 2016 LTIP because (a) these award opportunities are denominated in dollars and (b) the payout, if any, earned by the named executive officers will be made in stock based on achievement of the pre-established performance measures during the measurement periods for each program. For additional information about the performance award component of the 2018 LTIP, see footnote 2 to the Summary Compensation Table and the Grants of Plan-Based Awards Table above.

Option Exercises and Stock Vested Table

The following table provides information regarding the exercise of stock options and the vesting of stock for the named executive officers in 2018.

Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Edward H. Bastian	60,000	1,146,612	187,068	9,816,340
Glen W. Hauenstein	-	-	163,848	8,593,092
W. Gil West	-	-	132,206	6,943,521
Paul A. Jacobson	81,000	4,211,401	111,700	5,867,974
Peter W. Carter	-	-	82,313	4,258,404
(1)

The value realized on exercise is based on the difference between the market price on the date of exercise and the exercise price of the options.

(2)

The value realized on vesting is based on the closing price of Delta common stock on the NYSE on the applicable vesting date. These amounts represent the vesting of award opportunities granted in 2015, 2016 and 2017.

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Post-Employment Compensation

Defined Benefit Pension Benefits

The Delta Retirement Plan (Retirement Plan) is a broad-based, non-contributory qualified defined benefit pension plan for Delta’s ground and flight attendant employees. To participate in the Retirement Plan, an employee must have completed 12 months of service before the plan was frozen on December 31, 2005. As a result, Mr. Bastian and Mr. Jacobson are eligible to participate in the Retirement Plan, but Mr. Carter, Mr. Hauenstein and Mr. West are not. We do not offer any supplemental executive retirement plans or deferred compensation plans to the named executive officers.

Eligible ground and flight attendant employees hired (or rehired) on or before July 1, 2003, receive Retirement Plan benefits based on a final average earnings (FAE) formula. Effective July 1, 2003, the Retirement Plan transitioned to a cash balance plan and benefits for ground and flight attendant employees hired (or rehired) after that date are generally based solely on the cash balance formula. Retirement Plan participants who were employed on July 1, 2003, receive Retirement Plan benefits based on the higher of the FAE and cash balance formulas.

Under the cash balance formula, 6% of a participant’s pay (base salary and, if any, eligible annual incentive compensation) was credited annually until January 1, 2006, to a hypothetical account, which account is credited with an annual interest credit based on a market rate of interest. Interest credits will continue to be credited annually regardless of the plan’s frozen status. At termination of employment, an amount equal to the balance of the participant’s cash balance account is payable to the participant, at his or her election, in the form of an immediate or deferred lump sum or equivalent monthly benefit.

Benefits under the FAE formula are based on a participant’s (1) final average earnings; (2) years of service prior to January 1, 2006; (3) age when benefit payments begin (but not before age 52); and (4) primary Social Security benefit. Final average earnings are the average of the participant’s highest average monthly earnings (base salary and, if any, eligible annual incentive compensation) for the 36 consecutive months in the 120-month period preceding the earlier of termination of employment and January 1, 2006. The monthly retirement benefit at the normal retirement age of 65 equals 60% of the participant’s final average earnings, reduced for years of service less than 30 (determined as of December 31, 2005) and by 50% of the participants’ primary Social Security benefit (also reduced for less than 30 years of service). Benefits determined under the FAE formula are paid in the form of a monthly annuity.

Pension Benefits Table

The table below shows certain pension benefit information for Mr. Bastian and Mr. Jacobson as of December 31, 2018.

Name	Plan Name	Number of Years of Credited Service (as of December 31, 2018)(1)	Present Value of Accumulated Benefits ($)(2)	Payments During Last Fiscal Year
Mr. Bastian(3)	Delta Retirement Plan	6 years, 10 months	FAE Formula: 271,547 Cash Balance Formula: 67,210	0
Mr. Jacobson(4)	Delta Retirement Plan	8 years, 2 months	FAE Formula: 91,843 Cash Balance Formula: 7,867	0
(1)

As discussed above, the Retirement Plan was frozen effective December 31, 2005, and no additional service credit will accrue after that date. All years of service reflected in this column include service until December 31, 2005.

(2)

Benefits were calculated using interest rate and mortality rate assumptions consistent with those used in our financial statements (see “Assumptions” in Note 10 of the Notes to the Consolidated Financial Statements in Delta’s 2018 Form 10-K). In addition, certain individual data were used in developing these values. Benefits accrued under the FAE formula and the cash balance formula are listed separately. For purposes of the FAE formula benefit, the assumed retirement age is 62. The form of benefit payable under the FAE formula for Mr. Bastian and Mr. Jacobson is a single life annuity.

(3)

Mr. Bastian resigned from Delta as of April 1, 2005, and rejoined Delta in July 2005. His years of credited service include the 6 years, 5 months of service he had completed as of April 1, 2005. As a result, the portion of his benefit calculated under the FAE formula was determined under the rules applicable to vested employees who terminate their service with Delta prior to early retirement age instead of under the rules applicable to retirees at early retirement age. Accordingly, Mr. Bastian’s benefit is smaller than it would have been had he retired at early retirement age. All benefits earned by Mr. Bastian after he rejoined Delta in July 2005 are based solely on the cash balance formula.

(4)

Mr. Jacobson resigned from Delta as of March 18, 2005, and rejoined Delta in August 2005. His years of credited service include the 7 years, 10 months of service he had completed as of March 18, 2005. As a result, the portion of his benefit calculated under the FAE formula was determined under the rules applicable to vested employees who terminate their service with Delta prior to early retirement age instead of under the rules applicable to retirees at early retirement age. Accordingly, Mr. Jacobson’s benefit is smaller than it would have been had he retired at early retirement age. In addition, following his resignation in March 2005, Mr. Jacobson elected to receive the cash balance portion of his benefit in a lump sum payment. All benefits earned by Mr. Jacobson after he rejoined Delta in August 2005 are based solely on the cash balance formula.

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Potential Post-Employment Benefits upon Termination or Change in Control

This section describes the potential benefits the named executive officers may receive under certain termination of employment scenarios, including in connection with a change in control, assuming termination of employment on December 31, 2018.

The definitions of “cause,” “change in control,” “disability,” “good reason” and “retirement,” as such terms are used in the following sections, are summarized below.

SEVERANCE PLAN

Officers and director level employees are generally eligible to participate in Delta’s Officer and Director Severance Plan (Severance Plan), which may be amended at any time by Delta. The following chart summarizes the principal benefits the named executive officers are eligible to receive under the Severance Plan.

Name	Termination Without Cause (no Change in Control)(1)	Resignation for Good Reason (no Change in Control)(1)	Termination without Cause or Resignation for Good Reason in Connection with a Change in Control(1)(2)
Mr. Bastian	› 24 months base salary › 200% target MIP › 24 months healthcare benefit continuation › outplacement services	› 24 months base salary › 200% target MIP › 24 months healthcare benefit continuation › outplacement services	› 24 months base salary › 200% target MIP › 24 months healthcare benefit continuation › outplacement services
Mr. Hauenstein and Mr. West	› 24 months base salary › 200% target MIP › 24 months healthcare benefit continuation › outplacement services	› None	› 24 months base salary › 200% target MIP › 24 months healthcare benefit continuation › outplacement services
Mr. Carter and Mr. Jacobson	› 18 months base salary › 150% target MIP › 18 months healthcare benefit continuation › outplacement services	› None	› 18 months base salary › 150% target MIP › 18 months healthcare benefit continuation › outplacement services
(1)

The cash severance amount (base salary plus target MIP) is paid in a lump sum following termination of employment. Outplacement services fees are limited to $5,000.

(2)

These benefits apply if the termination of employment occurs during the two-year period after a change in control.

To receive benefits under the Severance Plan, participants must enter into a general release of claims against Delta and non-competition, non-solicitation, non-disparagement and confidentiality covenants for the benefit of Delta.

The Severance Plan does not provide for any excise tax gross-ups for benefits received in connection with a change in control. If a participant is entitled to benefits under the Severance Plan in connection with a change in control, the amount of such benefits will be reduced to the statutory safe harbor under Section 4999 of the Internal Revenue Code if this results in a greater after-tax benefit than if the participant paid the excise tax.

LONG-TERM INCENTIVE PROGRAMS

The following chart summarizes the treatment of performance awards, restricted stock and performance stock options awarded under Delta’s long-term incentive programs (LTIP) for 2016, 2017 and 2018 under various termination of employment scenarios.

Termination Scenario	LTIP Award Treatment(1)
Termination without Cause or Resignation for Good Reason without a Change in Control and Retirement	Mr. Bastian, Mr. Hauenstein and Mr. West

The named executive officer will remain eligible to receive his performance award, restricted stock award and, as applicable, performance stock option award pursuant to the same vesting, performance and general payment provisions as if his employment had continued.(2)(3)

Mr. Carter and Mr. Jacobson

The named executive officer will receive a prorated performance award and, as applicable, a prorated performance stock option award under the same vesting, performance and general payment provisions as if his employment had continued and the immediate vesting of a pro rata portion of his restricted stock award. Any remaining portions will be forfeited.

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Termination Scenario	LTIP Award Treatment(1)
Resignation without Good Reason	Mr. Bastian, Mr. Hauenstein and Mr. West

The named executive officer will remain eligible to receive his performance award, restricted stock award and, as applicable, performance stock option award pursuant to the same vesting, performance and general payment provisions as if his employment had continued.(2)(3)

	Mr. Carter and Mr. Jacobson	The named executive officer’s performance award, restricted stock award and, as applicable, performance stock option award will be immediately forfeited.
Termination for Cause	The named executive officer’s performance award, restricted stock award and, as applicable, performance stock option award will be immediately forfeited.
Termination due to Death or Disability	The named executive officer’s performance award, restricted stock award and, as applicable, performance stock option award will immediately vest, with the performance award paid at the target level.
Termination without Cause or Resignation for Good Reason with a Change in Control	The named executive officer’s performance award, restricted stock award and, as applicable, performance stock option award will immediately vest, with the performance award paid at the target level.
(1)

The LTIP award treatment described in this chart is applicable to each named executive officer under each of the 2016, 2017 and 2018 LTIPs. However, only Mr. Bastian received performance stock option awards under the 2016 LTIP.

(2)

In order for the named executive officer to be eligible for this treatment, his termination of employment must have occurred on or after (i) October 1, 2016 under the 2016 LTIP; (ii) October 1, 2017 under the 2017 LTIP; and (iii) October 1, 2018 under the 2018 LTIP. For terminations of employment prior to such dates, the awards granted to the named executive officer under each of the LTIPs would be subject to the same treatment as described for Mr. Carter and Mr. Jacobson.

(3)

In consideration for this treatment, these named executive officers entered into award agreements containing enhanced non-competition and non-solicitation covenants for the benefit of Delta. In the event the executive breaches such covenants during the two-year period following employment, he will forfeit any outstanding awards.

ANNUAL INCENTIVE PLAN

Delta’s 2018 Management Incentive Plan (MIP) generally provides that a participant whose employment with Delta terminates prior to the end of the workday on December 31, 2018 is not eligible for a 2018 MIP payment. If, however, the participant’s employment is terminated (1) due to death or disability; (2) due to retirement; or (3) by Delta without cause or for any other reason that would entitle the participant to benefits under the Severance Plan, the participant is eligible for a pro rata 2018 MIP payment based on (a) the number of months during 2018 the participant was employed in a MIP-qualified position and (b) the terms and conditions of the 2018 MIP that would have applied if his or her employment had continued through December 31, 2018.

TRIGGERING EVENTS

As noted above, eligibility for severance benefits and acceleration of the vesting of equity awards are triggered by certain events. The terms “cause,” “change in control,” “disability,” “good reason” and “retirement,” as they apply to the named executive officers, are summarized below.

›

Cause means, in general, a person’s (1) continued, substantial failure to perform his duties with Delta; (2) misconduct which is economically injurious to Delta; (3) conviction of, or plea of guilty or no contest to, a felony or other crime involving moral turpitude, fraud, theft, embezzlement or dishonesty; or (4) material violation of any material Delta policy or rule regarding conduct. A person has ten business days to cure, if curable, any of the events which could lead to a termination for cause. For executive vice presidents or more senior executives, a termination for cause must be approved by a 2/3 vote of the entire Board of Directors.

›

Change in control means, in general, the occurrence of any of the following events: (1) any person becomes the beneficial owner of more than 35% of Delta common stock; (2) during a period of 12 consecutive months, the Board of Directors at the beginning of the period and their approved successors cease to constitute a majority of the Board; (3) the consummation of a merger or consolidation involving Delta, other than a merger or consolidation which results in the Delta common stock outstanding immediately before the transaction continuing to represent more than 65% of the Delta common stock outstanding immediately after the transaction; or (4) a sale, lease or other transfer of Delta’s assets that have a total gross fair market value greater than 40% of the total gross fair market value of Delta’s assets immediately before the transaction.

›

Disability means long-term or permanent disability as determined under the applicable Delta disability plan.

›

Good reason means, in general, the occurrence of any of the following without a person’s written consent: (1) a material diminution of a person’s authorities, duties or responsibilities, other than an insubstantial and inadvertent act that is promptly remedied by Delta after written notice by the person; (2) the relocation of a person’s office by more than 50 miles; (3) a material reduction in a person’s base salary or target annual bonus opportunities, other than pursuant to a uniform percentage salary or target annual bonus reduction for similarly situated persons; or (4) a material breach by Delta of any material term of a person’s employment. An event constitutes good reason only if a person gives Delta certain written notice of his intent to resign and Delta does not cure the event within a specified period.

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›

Retirement means a termination of employment (1) at or after age 52 with ten years of service completed since a person’s most recent hire date or (2) on or after the date he or she has completed at least 25 years of service since his or her most recent hire date regardless of age.

RETIREE FLIGHT BENEFITS

A named executive officer who retires from Delta at or after age 52 with at least ten years of service or with at least 25 years of service regardless of age, may continue to receive Flight Benefits (see footnote 7(d) to the Summary Compensation Table on page 42 for a description of Flight Benefits including survivor travel benefits) during retirement, except the unused portion of the two annual allowances will not accumulate into succeeding years (Retiree Flight Benefits).

Notwithstanding the above, a person who is first elected an officer on or after June 8, 2009, will not receive reimbursement for taxes for Retiree Flight Benefits. Delta also does not provide reimbursement for taxes associated with travel by the surviving spouse or domestic partner of any officer.

In exchange for certain non-competition, non-solicitation, non-disparagement and confidentiality covenants for the benefit of Delta and a general release of claims against Delta, an officer who served in that capacity during the period beginning on the date Delta entered into the merger agreement with Northwest Airlines and ending on the date the merger occurred, or who joined Delta from Northwest on the date the merger occurred and who had been a Northwest officer on the date Delta entered into the merger agreement, will receive, on his termination of employment (other than by death or by Delta for cause), a vested right to Retiree Flight Benefits, regardless of the officer’s age and years of service at his termination of employment.

Table Regarding Potential Post-Employment Benefits upon Termination or Change in Control

The following table describes the termination benefits for each named executive officer, assuming termination of employment on December 31, 2018. Also included is a column that describes the benefits, if any, each named executive officer would have received in connection with a change in control (CIC). Further, because termination is deemed to occur at the end of the workday on December 31, 2018, the named executive officer would have earned his 2018 MIP award and the performance award under the 2016 LTIP, to the extent otherwise payable. Accordingly, these awards are unrelated to the termination of employment.

We have not included in this section any benefit that is available generally to all employees on a non-discriminatory basis such as payment of retirement, disability and death benefits. See “Defined Benefit Pension Benefits” above, for a discussion of the benefits accrued for eligible named executive officers under the Delta Retirement Plan. On December 31, 2018, only Mr. Bastian, Mr. Hauenstein and Mr. West were eligible to retire under the definition of retirement described above. The other named executive officers are not eligible to retire under these requirements and, therefore, are not eligible for any retirement-related compensation or benefits.

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Name	Termination Scenario	Severance Payment ($)(1)	Equity ($)			Other Benefits ($)(5)
			Performance Awards(2)	Performance Stock Options(3)	Restricted Stock(4)
Mr. Bastian	Without Cause	5,400,000	7,310,000	441,677	7,180,909	824,050
	Resignation for Good Reason	5,400,000	7,310,000	441,677	7,180,909	824,050
	For Cause	0	0	0	0	0
	Resignation without Good Reason	0	7,310,000	441,677	7,180,909	795,212
	Retirement	0	7,310,000	441,677	7,180,909	795,212
	Death	0	7,310,000	441,677	7,180,909	0
	Disability	0	7,310,000	441,677	7,180,909	795,212
	CIC – Termination without Cause/Resignation for Good Reason	5,400,000	7,310,000	441,677	7,180,909	824,050
Mr. Hauenstein	Without Cause	3,850,000	4,080,000	47,085	4,408,316	589,710
	Resignation for Good Reason	0	4,080,000	47,085	4,408,316	570,620
	For Cause	0	0	0	0	0
	Resignation without Good Reason	0	4,080,000	47,085	4,408,316	570,620
	Retirement	0	4,080,000	47,085	4,408,316	570,620
	Death	0	4,080,000	47,085	4,408,316	0
	Disability	0	4,080,000	47,085	4,408,316	570,620
	CIC – Termination without Cause/Resignation for Good Reason	3,850,000	4,080,000	47,085	4,408,316	589,710
Mr. West	Without Cause	3,850,000	4,035,000	31,213	4,144,494	227,667
	Resignation for Good Reason	0	4,035,000	31,213	4,144,494	178,669
	For Cause	0	0	0	0	0
	Resignation without Good Reason	0	4,035,000	31,213	4,144,494	178,669
	Retirement	0	4,035,000	31,213	4,144,494	178,669
	Death	0	4,035,000	31,213	4,144,494	4,080
	Disability	0	4,035,000	31,213	4,144,494	178,669
	CIC – Termination without Cause/Resignation for Good Reason	3,850,000	4,035,000	31,213	4,144,494	227,667
Mr. Jacobson	Without Cause	2,062,500	1,520,000	12,661	2,346,747	508,325
	Resignation for Good Reason	0	1,520,000	12,661	2,346,747	470,643
	For Cause	0	0	0	0	0
	Resignation without Good Reason	0	0	0	0	470,643
	Death	0	3,040,000	23,780	3,202,881	10,305
	Disability	0	3,040,000	23,780	3,202,881	470,643
	CIC – Termination without Cause/Resignation for Good Reason	2,062,500	3,040,000	23,780	3,202,881	508,325
Mr. Carter	Without Cause	1,856,250	969,000	12,109	1,496,152	37,998
	Resignation for Good Reason	0	969,000	12,109	1,496,152	0
	For Cause	0	0	0	0	0
	Resignation without Good Reason	0	0	0	0	0
	Death	0	1,938,000	15,162	2,041,858	0
	Disability	0	1,938,000	15,162	2,041,858	0
	CIC – Termination without Cause/Resignation for Good Reason	1,856,250	1,938,000	15,162	2,041,858	37,998
(1)

The severance payment, if applicable, represents the following for each named executive officer: (i) Mr. Bastian: 24 months of base salary and 200% of his MIP target award, which is 200% of his base salary; (ii) Mr. Hauenstein: 24 months of base salary and 200% of his MIP target award, which is 175% of his base salary; (iii) Mr. West: 24 months of base salary and 200% of his MIP target award, which is 175% of his base salary; (iv) Mr. Jacobson: 18 months of base salary and 150% of his MIP target award, which is 150% of his base salary; and (v) Mr. Carter: 18 months of base salary and 150% of his MIP target award, which is 125% of his base salary.

(2)

The value of the performance awards in the tables is based on payment at the target level.

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(3)

We used intrinsic value for the performance stock options assuming that the performance criteria attributable to the stock options under the 2016, 2017 and 2018 LTIPs were met. The exercise price for the unexercisable stock options outstanding on December 31, 2018 was (1) $43.61 for the options granted on February 2, 2016; (2) $49.33 for the options granted on February 9, 2017; and (3) $51.23 for the options granted on February 8, 2018.

(4)

As required by SEC rules, the values in these tables for restricted stock are based on the $49.90 closing price of Delta common stock on the NYSE on December 31, 2018.

(5)

Other benefits include company-paid healthcare coverage, outplacement services and, except for Mr. Carter, Retiree Flight Benefits. The Retiree Flight Benefits reflected for each named executive officer were determined by using the following assumptions for each officer: (1) Flight Benefits continue for the life expectancy of the officer or the joint life expectancy of the officer and his spouse, measured using a mortality table that calculates the average life expectancy to be 28 years; (2) the level of usage of Retiree Flight Benefits for each year is the same as the officer’s and his spouse’s actual usage of Flight Benefits during 2018; (3) the incremental cost to Delta of Retiree Flight Benefits for each year is the same as the actual incremental cost incurred by Delta for the officer’s Flight Benefits in 2018; and (4) the value of Retiree Flight Benefits includes a tax gross up equal to 60% of the lesser of (i) the officer’s actual usage of Flight Benefits in 2018 and (ii) the annual tax reimbursement allowance (as described in footnote 7(d) to the Summary Compensation Table) (surviving spouses do not receive reimbursement for taxes associated with Retiree Flight Benefits). On the basis of these assumptions, we determined the value of Retiree Flight Benefits for each named executive officer by calculating the present value of the benefit over the officer’s life expectancy (or joint life expectancy with his spouse or domestic partner) using a discount rate of 3.69%.

CEO Pay Ratio

Under rules adopted by the SEC pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act, we are required to calculate and disclose the total compensation paid to our median employee as well as the ratio of the pay of our Chief Executive Officer to the median employee. Because of a change in the employment status of the median employee that we identified as of December 31, 2017 and the sale of our wholly-owned subsidiary DAL Global Services, LLC in December 2018, we identified a new median employee as of December 31, 2018, the last day of our fiscal year.

For 2018:

›

the annual total compensation of the employee identified at median of all our employees other than our Chief Executive Officer was $81,355;

›

the annual total compensation of our Chief Executive Officer, Ed Bastian, was $14,982,448; and

›

the ratio of the annual total compensation of our Chief Executive Officer to the median of the total annual compensation of all our employees was estimated to be 184 to 1.

This pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules based on our payroll and employment records, using the methodology described below. The SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect compensation practices. As a result, the pay ratio reported by other companies may not be comparable to the pay ratio reported here, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

To identify the median of the annual total compensation of our employees, the methodology and the material assumptions, adjustments, and estimates that we used were as follows:

›

Because less than 5% of our employees reside in other countries, we excluded all 2,992 of our international employees using the de minimis exemption permitted under SEC rules.(1)

›

After applying the de minimis exemption, we had 96,072 U.S. employees. This includes the employees of all of our subsidiaries and all part-time, seasonal, temporary and ready reserve employees.

›

To identify the median employee, we utilized information from Box 5 of Form W-2 as we believe this measure reflects the most comparable measure of compensation across our diverse workgroups.

›

In reviewing this information, we annualized the compensation of permanent full-time and part-time employees who were hired in 2018 and remained employed as of December 31, 2018.

After identifying the median employee, we calculated the annual total compensation for our median employee using the rules used when calculating our Chief Executive Officer’s compensation for purposes of the Summary Compensation Table, as required. The Summary Compensation Table calculation for both our Chief Executive Officer and our median employee included a change in pension value of $0 due to reduced valuation caused largely by an increase in interest and discount rates. Because the SEC's rules require us to include the value of certain benefits we provide in the Summary Compensation Table calculation, the compensation reported for the median employee is higher than the compensation reported in Box 5 of the employee’s W-2.

(1)

The non U.S. countries and the number of employees in each of those countries is as follows: Argentina – 11; Aruba – 3; Australia – 5; Bahamas – 4; Belgium – 17; Belize – 1; Bermuda – 13; Brazil – 189; Canada – 358; Cayman Islands – 2; Chile – 35; China – 107; Colombia – 10; Costa Rica – 43; Czech Republic – 2; Denmark – 1; Dominican Republic – 18; Ecuador – 7; El Salvador – 10; France – 84; Germany – 42; Ghana – 3; Greece – 4; Grenada – 1; Guatemala – 29; Honduras – 6; Hong Kong – 4; Hungary – 1; India – 3; Ireland – 19; Israel – 4; Italy – 46; Jamaica – 7; Japan – 572; Korea – 31; Mexico – 372; Netherlands Antilles – 1; Nicaragua – 19; Nigeria – 8; Panama – 10; Peru – 22; Philippines – 59; Portugal – 1; Puerto Rico – 108; Russia – 1; Senegal – 2; Singapore – 491; South Africa – 3; Spain – 36; St. Lucia – 2; Switzerland – 2; The Netherlands – 80; Turks and Caicos – 1; UAE – 1; United Kingdom – 79; US Virgin Islands – 2

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DIRECTOR COMPENSATION

Non-employee director compensation is approved by the Board of Directors, based on recommendations of the Corporate Governance Committee. Again in 2018, the Committee engaged outside compensation consultant Meridian Compensation Partners, LLC to assist the Committee in a competitive assessment of the compensation program for outside directors. Meridian reviewed our director compensation against the same 21 companies (including three airlines) in the peer group used for executive compensation purposes by our Personnel & Compensation Committee. Meridian recommended no increase over the level set in 2017 for compensation of the Board and the non-executive Chairman of the Board. The Board of Directors accepted the recommendation, and no change in Board compensation was made in 2018. The Performance Compensation Plan limits equity awards to non-employee directors to $1 million. Employee directors continued to receive no additional pay for Board service.

Non-employee directors receive the following for their service on the Board of Directors:

Annual Board Retainer:	$100,000
Annual Board/New Board Member Equity Grant:

$175,000 in restricted stock that vests at or shortly before the next annual meeting of shareholders, subject to the director’s continued service on the Board of Directors on the vesting date. Dividends accrue on these awards and are paid upon vesting of the restricted stock.

Annual Committee Chair Cash Retainer:	$20,000, except $25,000 for Audit Committee Chair.
Annual Non-executive Chairman of the Board Equity Retainer:	$130,000 in restricted stock with the same vesting schedule as the annual Board equity grant.
Expense Reimbursements:	Reimbursement of reasonable expenses incurred in attending meetings.
Matching Gifts for Education Program:

Directors (and all employees and retirees) are eligible to participate in a program under which The Delta Air Lines Foundation matches 100% of contributions to eligible public and private, accredited, non-profit, educational institutions, pre-kindergarten through post-graduate, up to a $5,000 cap per individual director (and employee or retiree) per calendar year.

As is common in the airline industry, Delta provides complimentary travel and certain Delta Sky Club® privileges for members of the Board of Directors; the director’s spouse, domestic partner or designated companion; the director’s children and parents; and, to a limited extent, other persons designated by the director (Director Flight Benefits). Complimentary travel for such other persons is limited to an aggregate imputed value of $20,000 per year. Delta reimburses the director for associated taxes on complimentary travel with an imputed tax value of up to $25,000 per year. Unused portions of the annual allowances described in the previous two sentences accumulate and may be carried into succeeding years during Board service. Complimentary travel is provided to an eligible director’s surviving spouse or domestic partner after the eligible director’s death. Delta will not reimburse the surviving spouse or domestic partner for associated taxes on complimentary travel under the survivor travel benefit.

A director who retires from the Board at or after age 52 with at least ten years of service as a director, at or after age 68 with at least five years of service as a director, or at his or her mandatory retirement date, may continue to receive Director Flight Benefits during retirement, except the unused portion of the annual allowances does not accumulate into succeeding years (Retired Director Flight Benefits). A director who served on the Board of Directors during the period beginning on the date Delta entered into the merger agreement with Northwest and ending on the date the merger occurred, or who joined the Board at the closing of the merger on October 29, 2008, will receive, at the completion of his or her Board service (other than due to death or removal by shareholders for cause), a vested right to receive Retired Director Flight Benefits, regardless of the director’s age and years of service when his or her Board service ends. A director is not eligible to receive Retired Director Flight Benefits if the director engages in certain wrongful acts.

Notwithstanding the above, a person who is first elected to the Board of Directors on or after June 8, 2009, will not receive reimbursement for taxes for Retired Director Flight Benefits. Directors and retired directors may also purchase private jet flights from a Delta subsidiary by paying the incremental cost of the flights. Mr. Ralph and Mr. Hazleton are not eligible to receive flight benefits other than those received as Delta employees.

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Director Compensation Table

The following table sets forth the compensation paid to non-employee members of Delta’s Board of Directors for 2018.

Name(1)	Fees Earned or Paid in Cash ($)	Stock Awards(2) ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation(3) ($)	Total ($)
Francis S. Blake	120,000	305,000	0	0	0	34,307	459,307
Daniel A. Carp	120,000	175,000	0	0	0	10,788	305,788
Ashton B. Carter	100,000	175,000	0	0	0	12,632	287,632
David G. DeWalt	110,000	175,000	0	0	0	15,341	300,341
William H. Easter III	125,000	175,000	0	0	0	1,062	301,062
Mickey P. Foret	60,000	-0-	0	0	0	35,695	95,695
Michael P. Huerta	75,000	350,000	0	0	0	4,278	429,278
Jeanne P. Jackson	100,000	175,000	0	0	0	20,282	295,282
George N. Mattson	120,000	175,000	0	0	0	129,392	424,392
Sergio A. L. Rial	100,000	175,000	0	0	0	1,193	276,193
Kathy N. Waller	100,000	175,000	0	0	0	5,388	280,388
(1)

As Delta employees, Mr. Bastian, and Mr. Ralph were not separately compensated for their service on the Board of Directors in 2018. Mr. Bastian’s compensation is included in the Summary Compensation Table on page 41. Mr. Ralph’s compensation is described in “Proposal 1 — Election of Directors” on page 14.

(2)

On June 29, 2018, the Board of Directors granted 3,520 shares of restricted stock to each non-employee director at that date. This award vests on June 20, 2019, subject to continued Board service on that date. Mr. Blake received an additional grant of 2,610 shares as compensation for service as non-executive Chairman of the Board, subject to vesting on the same schedule as described above. Mr. Huerta was elected to the Board in April 2018 and received a grant of 3,160 shares of restricted stock in connection with joining the Board. Mr. Foret retired at the 2018 Annual Meeting of Shareholders. The “Stock Awards” column shows the fair value of the restricted stock granted to each non-employee director in 2018 as determined under FASB ASC Topic 718, based on date of the grant.

(3)

The amounts in this column for each non-employee director represent reimbursement of taxes associated with Director Flight Benefits. The amount for Mr. Blake represents the incremental cost of Director Flight Benefits of $11,060 and reimbursement of taxes associated with this benefit of $23,247. The amount for Mr. Foret represents the incremental cost of $7,022 for Director Flight Benefits and $10,509 in reimbursement under a benefit plan he had with Northwest Airlines, which Delta is required to honor as a result of its merger with Northwest. It also includes for Mr. Foret $18,164 in reimbursement of taxes associated with Director Flight Benefits and the benefit plan. The amount for Mr. Mattson includes $15,801 in reimbursement of taxes associated with Director Flight Benefits, $13,591 in Director Flights Benefits and $100,000 in annual compensation for acting on Delta’s behalf as director of Air France-KLM Group. No other non-employee director received perquisites or other personal benefits with a total incremental cost of $10,000 or more, the threshold for reporting under SEC rules. From time to time, directors attend events sponsored by Delta at no incremental cost to Delta.

Stock Ownership Guidelines

The non-employee director stock ownership guidelines require each non-employee director to own shares of Delta common stock equal to or greater than (1) shares with a value of five times the annual Board cash retainer paid to the director or (2) 35,000 shares. Non-employee directors must achieve this ownership level within five years after initial election to the Board. For this purpose, stock ownership includes restricted stock and restricted stock units; shares owned directly or by a spouse or dependent children; shares held in trust by or for the director or an immediate family member who resides in the same household as the director (an immediate family member); or shares owned by an entity wholly-owned by the director or an immediate family member. It does not include shares a director has the right to acquire through the exercise of stock options.

In addition, each non-employee director must hold at least 50% of all “net shares” received through restricted stock vesting or realized through stock option exercises until the stock ownership guidelines are achieved. For this purpose, “net shares” means all shares retained after any applicable withholding of any shares for tax purposes.

As of December 31, 2018, all non-employee directors exceeded the required stock ownership level except two directors, each of whom was first elected in 2017 or 2018. Each director has five years from the date of his or her election to achieve the required ownership level under the non-employee director stock ownership guidelines.

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AUDIT COMMITTEE REPORT

The Audit Committee presently consists of six independent directors and represents and assists the Board of Directors in a number of duties. These duties include oversight of the following, among other matters: the integrity of Delta’s financial statements, including a review of significant accounting policies and estimates; compliance with legal and certain regulatory requirements; cybersecurity and risks associated with the security and operations of the information technology systems; the performance of the internal audit function; and the financial reporting process. In addition, the Committee appoints, oversees and reviews the performance of the independent auditors, who report directly to the Committee. The Committee has the resources and authority it deems appropriate to discharge its responsibilities. The Committee operates pursuant to a written charter, which lists specific duties and responsibilities, and is available at https://ir.delta.com/governance/.

The Board of Directors has determined that each of Mr. Easter, Mr. Blake, Mr. DeWalt, and Ms. Waller has the necessary experience to qualify as an “audit committee financial expert” under SEC rules, has agreed to be designated, and has so designated each of them. All Committee members are considered financially literate as defined by the NYSE, but none is an auditor or an accountant for Delta or performs accounting field work, and none is employed by Delta. In accordance with the SEC’s safe harbor relating to audit committee financial experts, a person designated as an audit committee financial expert will not be deemed an “expert” for purposes of the federal securities laws. In addition, this designation does not impose on a person any duties, obligations or liabilities that are greater than those otherwise imposed on the person as a member of the Audit Committee and Board of Directors, and does not affect the duties, obligations or liabilities of the Board of Directors.

Management is responsible for Delta’s system of internal control over financial reporting, the preparation of its consolidated financial statements in accordance with accounting principles generally accepted in the United States (GAAP), and the financial reporting process, including management’s assessment of internal control over financial reporting. The independent auditors, Ernst & Young LLP (EY), are responsible for performing an independent audit of our consolidated financial statements and for expressing an opinion, based on the results of their audit, as to whether the consolidated financial statements are fairly presented, in all material respects, in conformity with GAAP.

It is not the responsibility of the Audit Committee to prepare consolidated financial statements nor is it to determine that the consolidated financial statements and disclosures are complete and accurate and prepared in accordance with GAAP and applicable rules and regulations. These tasks are the responsibility of management. It is also not the responsibility of the Audit Committee to plan or conduct an independent audit of the consolidated financial statements. These tasks are the responsibility of the independent auditors. In carrying out its oversight responsibilities, the Audit Committee is not providing any expert, professional or special assurance as to the consolidated financial statements or any professional certification. The Audit Committee relies on the information provided by and representations made to it by management, and also on the report on our consolidated financial statements that it receives from the independent auditors.

In discharging its duties, the Audit Committee reviewed and discussed with management and the independent auditors the overall scope and process for the audit of the consolidated financial statements and internal control over financial reporting. The Committee discussed with the independent auditors the matters required to be discussed by Auditing Standard No. 1301 (Communications with Audit Committees) issued by the Public Company Accounting Oversight Board (PCAOB). In addition, the committee received from the independent auditors the written disclosures and the letter required by applicable PCAOB requirements regarding the independent auditors’ communications with the Audit Committee concerning independence, and discussed with the independent auditors their independence from Delta and its management. The committee also determined that the independent auditors’ provision of non-audit services in 2018 to Delta was compatible with the auditors’ independence.

The Audit Committee met in private sessions as required by its charter with representatives of EY and members of Delta’s management, including the Chief Executive Officer, the Chief Financial Officer, the Controller, the Chief Accounting Officer, the Chief Legal Officer, the Chief Compliance Officer and the Vice President-Corporate Audit. The Audit Committee and other attendees discussed and reviewed the following, among other matters: Delta SEC filings; information technology and cybersecurity matters; the scope, resources and work of the internal audit function; the financial reporting process; new accounting standards; the consolidated financial statements and related notes; the scope and progress of testing of Delta’s internal control over financial reporting; management’s assessment of the effectiveness of Delta’s internal control over financial reporting; enterprise risk management (ERM); legal and regulatory matters; accounting standards; accounting and controls related to specific company functions, strategic investments, subsidiaries and accounts; and tax matters.

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In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements and management’s assessment of the effectiveness of Delta’s internal control over financial reporting be included in Delta’s 2018 Form 10-K filed with the SEC. The Audit Committee also appointed EY as Delta’s independent auditors for 2019, subject to shareholder ratification.

THE AUDIT COMMITTEE

William H. Easter III, Chair
Francis S. Blake
Ashton B. Carter
David G. DeWalt
Michael P. Huerta
Kathy N. Waller

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PROPOSAL 2 — ADVISORY VOTE ON EXECUTIVE COMPENSATION

WHAT AM I VOTING ON?

We are seeking your support for compensation of our named executive officers.

Shareholders have the opportunity to approve, on an advisory, nonbinding basis, the compensation of the named executive officers, as disclosed in this proxy statement. This is commonly referred to as a “say on pay” advisory vote. The Board of Directors recommends that you vote “FOR” this proposal.

As discussed in greater detail in the “Compensation Discussion and Analysis” section of this proxy statement, the compensation paid to the named executive officers reflects the following principles of our executive compensation program:

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Links pay with performance by placing a substantial majority of total compensation at risk.

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For 2018, at-risk compensation constituted 94% of the targeted compensation for the Chief Executive Officer and 89% for the other named executive officers.

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Utilizes stretch performance measures that provide incentives to deliver value to our shareholders.

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The payout opportunities for named executive officers under our annual and long-term incentive plans depend on Delta’s financial, operational and customer service performance as well as the value of our common stock.

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Closely aligns the interests of management with frontline employees and shareholders.

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Many of the same performance measures are used in both our executive and broad-based employee compensation programs.

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Provides compensation opportunities that assist in motivating and retaining existing talent and attracting new talent as needed.

This vote is advisory in nature, which means that it is not binding on Delta, its Board of Directors or the Personnel & Compensation Committee. However, the Personnel & Compensation Committee intends to give careful consideration to the vote results and is committed to take any actions it deems necessary and appropriate in light of those results.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL.

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PROPOSAL 3 — RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS

WHAT AM I VOTING ON?

We are asking you to vote on a proposal to ratify the appointment of a firm of independent auditors to serve as Delta’s independent auditors until the next annual meeting. The Audit Committee of the Board of Directors has appointed Ernst & Young LLP (EY) as Delta’s independent auditors for 2019, subject to ratification by the shareholders.

Representatives of EY, which also served as Delta’s independent auditors for 2018, are expected to be present at the annual meeting, will have an opportunity to make a statement if they desire and will be available to respond to questions. EY has served as our independent auditors since 2006. The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the external independent auditors. The Audit Committee has ultimate responsibility for audit fee negotiations associated with the work of EY.

In determining whether to reappoint EY as Delta’s independent auditors for 2019, subject to shareholder ratification, the Audit Committee took into consideration a number of factors. These factors include the length of time the firm has been engaged by Delta; EY’s familiarity with Delta’s operations and industry, accounting policies, financial reporting process, and internal control over financial reporting; its skills, expertise and independence; the quality of the Audit Committee’s ongoing discussions with EY; a review of external data related to EY’s legal risks and proceedings, audit quality and recent public portions of PCAOB reports; an assessment of the professional qualifications of EY, the performance of the lead engagement partner and the other professionals on the Delta account; the reasonableness of EY’s fees for the services provided to Delta; management’s relationship with EY and its assessment of EY’s performance; the Audit Committee’s views on the performance of EY in light of the foregoing matters and the Audit Committee’s belief that continuing to retain EY is in the best interest of Delta and its shareholders. The Audit Committee periodically considers whether there should be a change in the independent auditors. When the lead engagement partner of the independent auditors is required to rotate off the Delta engagement, the Audit Committee and its Chair are directly involved in selecting a new lead engagement partner.

Delta’s Certificate of Incorporation and Bylaws do not require that shareholders ratify the selection of EY as the independent auditors. We are submitting the selection of the independent auditors for shareholder ratification (as we have done in prior years) because we believe it is a matter of good corporate governance. If shareholders do not ratify the selection of EY, the Audit Committee will reconsider the selection of the independent auditors.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL.

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Fees of Independent Auditors

The following table shows the aggregate fees and related expenses for professional services rendered by Delta’s independent auditors for 2018 and 2017.

Description of Fees	Amount 2018 ($)	Amount 2017 ($)
Audit Fees(1)	4,650,000	4,561,000
Audit-Related Fees(2)	607,000	1,062,000
Tax Fees(3)	648,000	1,048,000
All Other Fees(4)	8,000	2,000
(1)

Represents fees for the audit and quarterly reviews of the consolidated financial statements (including an audit of the effectiveness of internal control over financial reporting); attestation services required by statute or regulation; assistance with and review of documents filed with the SEC; and accounting and financial reporting consultations and research work necessary to comply with generally accepted auditing standards.

(2)

Represents fees for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under “Audit Fees.” These services include an audit of subsidiaries, employee benefit plan audits and accounting consultations related to proposed transactions.

(3)

Represents fees for professional services provided for the review of tax returns prepared by the company; assistance with domestic and international tax compliance; and assistance related to the tax impact of proposed and completed transactions.

(4)

Represents fees for online technical resources.

Pre-Approval of Audit and Non-Audit Services

The charter of the Audit Committee provides that the Committee is responsible for the pre-approval of all audit and permitted non-audit services to be performed for Delta by the independent auditors. The Audit Committee has adopted a policy for the pre-approval of all services provided by the independent auditors.

Each year management requests Audit Committee pre-approval of the annual audits, statutory audits, quarterly reviews and any other engagements of the independent auditors known at that time. In connection with these requests, the Audit Committee may consider information about each engagement, including the budgeted fees; the reasons management is requesting the services to be provided by the independent auditors; and any potential impact on the auditors’ independence. As additional proposed audit and non-audit engagements of the independent auditors are identified, or if pre-approved services exceed the pre-approved budgeted amount for those services, the Audit Committee will consider similar information in connection with the pre-approval of such engagements or services. If Audit Committee pre-approvals are required between regularly scheduled Committee meetings, the Audit Committee has delegated to the Chair of the Audit Committee, or an alternate member of the Audit Committee, the authority to grant pre-approvals. Pre-approvals by the Chair or the alternate member are reviewed with the Audit Committee at its next regularly scheduled meeting.

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PROPOSAL 4 — SHAREHOLDER PROPOSAL - RIGHT TO ACT BY WRITTEN CONSENT

WHAT AM I VOTING ON?

A shareholder has submitted a proposal requesting the ability for shareholders to act by written consent. The Board recommends that you vote AGAINST this proposal.

SHAREHOLDER PROPOSAL

Mr. John Chevedden, who holds 100 shares of common stock, has submitted the following proposal and supporting statement and has given notice that he intends to present the proposal at the annual meeting.

Proposal 4 - Shareholder Right to Act by Written Consent

Shareholders request that our board of directors undertake such steps as may be necessary to permit written consent by shareholders entitled to cast the minimum number of votes that would be necessary to authorize the action at a meeting at which all shareholders entitled to vote thereon were present and voting. This written consent is to be consistent with applicable law and consistent with giving shareholders the fullest power to act by written consent consistent with applicable law. This includes shareholder ability to initiate any valid topic for written consent.

This proposal topic won majority shareholder support at 13 major companies in a single year. This included 67%-support at both Allstate and Sprint. This 67%-support would have been higher if all shareholders had access to independent proxy voting advice. Hundreds of major companies enable shareholder action by written consent.

Taking action by written consent in place of a meeting is a means shareholders can use to raise important matters outside the normal annual meeting cycle.

Please vote yes:

Shareholder Right to Act by Written Consent - Proposal 4

************************

STATEMENT IN OPPOSITION

The Board of Directors strongly supports the principles that the Board should be accountable to all shareholders and that shareholders should be able to raise important matters. The current governance practices and policies of our Board achieve these principles in many ways, including through shareholders’ ability to call special meetings, “proxy access” rights and our shareholder engagement program. As a result, the proposal is unnecessary given Delta’s current governance practices and is not in the best interests of our shareholders as a whole.

Commitment to Strong and Evolving Governance Practices. The Board regularly reviews our corporate governance practices and adjusts as necessary to maintain leading governance practices. Our governance program includes the following leading practices:

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Annual election of all directors;

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Majority voting for directors in uncontested elections;

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Independent chairman and separation of chairman and CEO roles;

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Proxy access for director candidates nominated by eligible shareholders;

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Holders of 20% of outstanding common stock have the ability to call special meetings of shareholders;

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No shareholder rights plans or super-majority voting;

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Robust annual self-evaluation of the Board and Board committees;

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Ongoing Board refreshment and succession planning;

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Meaningful stock ownership and retention guidelines; and

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Additional avenues for shareholder input, including

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Ability to suggest director nominees to the Corporate Governance Committee;

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Ability to communicate directly with the non-management directors; and

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Regular shareholder engagement.

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As an example of the Board’s regular review of our governance practices, the Board approved an amendment to Delta’s Bylaws in February 2019 to reduce the percentage of voting power required to call a special meeting of shareholders from 40% to 20%.

Shareholders Have the Ability to Raise Matters and Act Outside the Annual Meeting Cycle. In addition to the ability to present matters at annual meetings, the right of shareholders’ to call a special meeting, along with Delta’s established shareholder communication and engagement practices, provides shareholders with meaningful opportunities to raise important matters and, if necessary, pursue actions for shareholder consideration outside the annual meeting process. The reduced threshold of 20% of the outstanding shares needed to call a special meeting provides shareholders with a meaningful ability to call a special meeting.

As described in the summary section of this proxy statement, we regularly engage with our investors to learn and understand their views. Through direct and regular presentations, conversation with shareholders and active monitoring of communications from shareholders, the company seeks shareholder views on a wide variety of topics including governance and financial performance of the company, our executive compensation programs, ESG and sustainability matters, and strategy and risk management.

These rights and practices provide meaningful, year-round opportunities for shareholders to bring matters to the attention of company management, the Board and other shareholders.

Our Current Practices are Efficient and Protect all Shareholders. The transparency of the annual and special meeting process offers important protections and advantages for shareholders that are absent from the written consent process. Shareholder meetings and votes take place transparently on a specified date and with a specified agenda that is publicly announced well in advance, giving all interested shareholders an opportunity to consider proposed actions and express their views. Accurate and complete information about proposed actions is widely distributed in a proxy statement before the meeting, which promotes a well-informed consideration on the merits of the proposed actions. Shareholder meetings provide shareholders with a forum for discussion and consideration of the proposed action. In addition, the Board is able to analyze and provide a recommendation with respect to actions proposed to be taken at a shareholder meeting.

In contrast, adoption of this written consent proposal would make it possible for the holders of a simple majority of outstanding shares of Delta’s common stock to take significant corporate action without any prior notice to the company, and without giving all shareholders an opportunity to consider, deliberate, and vote on shareholder actions that may have important ramifications for both Delta and all shareholders. The proposed written consent process would effectively disenfranchise all shareholders who do not have (or are not given) the opportunity to participate in the written consent.

In summary, the Board continues to believe that the strong corporate governance practices already in place, including the shareholders’ ability to call a special meeting, the robust set of rights and demonstrated responsiveness to shareholders, provide the appropriate means to advance shareholders’ interests without potentially disenfranchising some shareholders. These rights and practices allow the Board to oversee the business and affairs of Delta for the benefit of all shareholders while avoiding the governance risk associated with the right to act by written consent. For these reasons, we believe the ability to act by written consent is neither necessary nor in the shareholders’ best interests.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST THIS PROPOSAL.

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VOTING INFORMATION

Internet Availability of Proxy Materials

All of our proxy materials (including our 2018 Form 10-K) are made available to our shareholders on the Internet, rather than mailing paper copies to each shareholder. If you received a Notice Regarding the Availability of Proxy Materials (the Notice) by U.S. or electronic mail, you will not receive a paper copy of these proxy materials unless you request one. Instead, the Notice tells you how to access and review the proxy materials and vote your shares. If you would like to receive a paper copy of our proxy materials free of charge, follow the instructions in the Notice. The Notice will be distributed to our shareholders beginning on or about May 10, 2019.

Shareholders Entitled to Vote

The Board of Directors set April 30, 2019 as the record date for the meeting. This means that our shareholders as of the close of business on that date are entitled to notice of and to vote at the annual meeting. On April 15, 2019, 654,646,269 shares of Delta common stock were outstanding and we do not expect the number of shares will change materially as of the record date. The common stock is the only class of securities entitled to vote at the meeting. Each outstanding share entitles its holder to one vote.

Quorum for the Annual Meeting

The quorum at the annual meeting will consist of a majority of the votes entitled to be cast by the holders of all shares of common stock that are outstanding and entitled to vote. Abstentions from voting and broker non-votes, if any, will be counted in determining whether a quorum is present. The meeting will not commence if a quorum is not present.

How to Vote

It is important that you vote in order to play a part in the future of the company. Please carefully review the proxy materials and follow the instructions below to cast your vote.

Shares of Common Stock Registered in Your Name or Held under Plans

The control number you receive in your Notice (or Notices) only covers shares of common stock in any of the following forms:

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common stock registered in your name (registered shares);

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common stock held in your account under the Delta Pilots Savings Plan (Pilot Plan);

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common stock allocated to your account under the Delta Family-Care Savings Plan or the Delta Family-Care Saving Plan (collectively referred to as the Family-Care Plans); or

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unvested restricted common stock granted under the Delta Air Lines, Inc. Performance Compensation Plan.

SPECIAL NOTE TO DELTA EMPLOYEES ABOUT THE EMPLOYEE STOCK PURCHASE PLAN

If you are a Delta employee participating in the Employee Stock Purchase Plan, any control number you receive in your Notice does not cover shares of common stock purchased pursuant to the Plan. These shares are held for your benefit by Fidelity in street name and you must instruct Fidelity regarding voting these shares on your behalf. See “Shares Held in Street Name” on page 62.

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If you hold shares in more than one of the ways listed, you may receive more than one Notice with separate control numbers. You will need to submit voting instructions for shares associated with each control number in order to vote all of your shares.

Your submission of voting instructions for registered shares results in the appointment of a proxy to vote those shares. In contrast, your submission of voting instructions for common stock held in Pilot Plan accounts or allocated to Family-Care Plans accounts, or for unvested restricted common stock granted under the Delta Air Lines, Inc. Performance Compensation Plan, instructs the applicable plan trustee or administrator how to vote those shares, but does not result in the appointment of a proxy. You may submit your voting instructions regarding all shares covered by the same control number before the meeting by using our Internet or telephone system or by completing and returning a proxy card, as described below. As noted above, if you hold shares in more than one way, you will need to vote the shares associated with each control number separately. You may vote in one of the following ways:

›

Voting by the Internet or Telephone. You may vote using the Internet or telephone by following the instructions in the Notice to access the proxy materials and then following the instructions provided to allow you to record your vote. After accessing the proxy materials, to vote by the Internet, go to www.proxyvote.com and follow the instructions, or to vote by telephone call 1-800-690-6903. The Internet and telephone voting procedures are designed to authenticate votes cast by using a personal identification number. These procedures enable shareholders to confirm their instructions have been properly recorded.

›

Voting by Proxy Card. If you obtained a paper copy of our proxy materials, you may also vote by signing, dating and returning your instructions on the proxy card in the enclosed postage-paid envelope. Please sign the proxy card exactly as your name appears on the card. If shares are owned jointly, each joint owner should sign the proxy card. If a shareholder is a corporation or partnership, the proxy card should be signed in the full corporate or partnership name by a duly authorized person. If the proxy card is signed pursuant to a power of attorney or by an executor, administrator, trustee or guardian, state the signer’s full title and provide a certificate or other proof of appointment.

To be effective, instructions regarding shares held in your Pilot Plan account or allocated to your Family-Care Plan account must be received by 5:00 p.m. Eastern Daylight Time on June 18, 2019. Instructions regarding registered shares or unvested restricted common stock must be received by 11:59 p.m. Eastern Daylight Time on June 19, 2019.

You may also vote registered shares by attending the annual meeting and voting in person by ballot; this will revoke any proxy you previously submitted.

Note that you may not vote shares of unvested restricted common stock, shares held in your Pilot Plan account or shares allocated to your Family-Care Plan account in person at the meeting. If you do not submit voting instructions in a timely manner regarding shares of unvested restricted common stock, shares held in your Pilot Plan account or shares allocated to your Family-Care Plan account, they will not be voted. See “Shares Held in Street Name” below for information about voting Employee Stock Purchase Plan shares.

All properly submitted voting instructions, whether submitted by the Internet, telephone or U.S. mail, will be voted at the annual meeting according to the instructions given, provided they are received prior to the applicable deadlines described above. All properly submitted proxy cards not containing specific instructions will be voted in accordance with the Board of Directors’ recommendations set forth on page 64. The members of Delta’s Board of Directors designated to vote the proxies returned pursuant to this solicitation are Edward H. Bastian, Francis S. Blake and Daniel A. Carp.

Shares Held in Street Name

If your shares are held in the name of a broker, bank or other record holder (that is, in street name), refer to the instructions provided by the record holder regarding how to vote your shares or to revoke your voting instructions. This includes any shares purchased through the Employee Stock Purchase Plan. You may also obtain a proxy from the record holder permitting you to vote in person at the annual meeting. Without a proxy from the record holder, you may not vote shares held in street name by returning a proxy card or by voting in person at the annual meeting. If you hold your shares in street name, it is critical that you provide instructions to, or obtain a proxy from, the record holder if you want your shares to count in the election of directors (Proposal 1), the advisory vote on executive compensation (Proposal 2) and the shareholder proposal (Proposal 4). As described in the next section of this proxy statement, regulations prohibit your bank or broker from voting your shares on these proposals, but they may vote your shares on Proposal 3 without instructions.

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Revoking a Proxy or Voting Instructions

If you hold registered shares, unvested restricted common stock, shares in Pilot Plan accounts or shares allocated to Family-Care Plans accounts, you may revoke your proxy or voting instructions prior to the meeting by:

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providing written notice to Delta’s Law Department at Delta Air Lines, Inc., Dept. No. 981, 1030 Delta Boulevard, Atlanta, Georgia 30354, Attention: Corporate Secretary; or

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submitting later-dated instructions by the Internet, telephone or U.S. mail.

To be effective, revocation of instructions regarding shares held in Pilot Plan accounts or allocated to Family-Care Plans accounts must be received by 5:00 p.m. Eastern Daylight Time on June 18, 2019. Revocation of instructions regarding registered shares or unvested restricted common stock must be received by 11:59 p.m. Eastern Daylight Time on June 19, 2019.

You may also revoke your proxy covering registered shares by attending the annual meeting and voting in person by ballot. Attending the meeting will not, by itself, revoke a proxy.

Limitation on Brokers’ Authority to Vote Shares

Under New York Stock Exchange (NYSE) rules, brokerage firms may vote in their discretion on certain matters on behalf of clients who do not provide voting instructions at least 15 days before the date of the annual meeting. Generally, brokerage firms may vote to ratify the appointment of independent auditors and on other “discretionary” items. Because Proposals 1, 2 and 4 are not discretionary items, brokers are not permitted to vote your shares on these proposals unless you provide voting instructions. Accordingly, if your shares are held in a brokerage account and you do not return voting instructions to your broker by its deadline, your shares may be voted by your broker on Proposal 3, but not the other proposals described in this proxy statement. Broker non-votes will not be considered in connection with Proposals 1, 2 and 4. Therefore, we urge you to give voting instructions to your broker on all proposals.

Votes Necessary to Act on Proposals

At an annual meeting at which a quorum is present, the following votes will be necessary on each of the proposals:

›

Each director shall be elected by the vote of a majority of the votes cast with respect to the director. For purposes of this vote, a majority of the votes cast means that the number of shares voted “for” a director must exceed 50% of the votes with respect to that director (excluding abstentions).

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The advisory vote to approve executive compensation (say on pay) requires the affirmative vote of the majority of shares present and entitled to vote at the meeting. Abstentions have the same effect as votes against the proposal. While this is a non-binding advisory vote, the Board values the opinions of our shareholders and the Personnel & Compensation Committee of the Board of Directors will review and consider the voting results when making future decisions regarding executive compensation.

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Ratification of the appointment of Ernst & Young LLP as independent auditors for the year ending December 31, 2019 requires the affirmative vote of the majority of shares present and entitled to vote at the meeting. Abstentions have the same effect as votes against the proposal.

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Approval of the shareholder proposal described in this proxy statement requires the affirmative vote of the majority of shares present and entitled to vote. Abstentions have the same effect as votes against the proposal.

Broker non-votes, if any, will be handled as described under “Limitation on Brokers’ Authority to Vote Shares” above.

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Recommendations of the Board

The Board of Directors is soliciting your proxy to vote your shares at the Annual Meeting as follows:

FOR the election of the director nominees named in this proxy statement;

FOR the approval, on an advisory basis, of the compensation of Delta’s named executive officers; and

FOR the ratification of the appointment of Ernst & Young LLP as Delta’s independent auditors for the year ending December 31, 2019.

AGAINST the shareholder proposal described in this proxy statement.

All properly submitted proxy cards not containing specific instructions will be voted in accordance with the Board’s recommendations.

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OTHER INFORMATION

Presentation of Other Business at the Meeting

Delta is not aware of any business to be transacted at the annual meeting other than as described in this proxy statement. If any other item or proposal properly comes before the meeting (including, but not limited to, a proposal to adjourn the meeting in order to solicit votes in favor of any proposal contained in this proxy statement), the proxies received will be voted at the discretion of the directors designated to vote the proxies.

Attending the Meeting

To attend the annual meeting, you will need to show you are either a Delta shareholder as of the record date, or hold a valid proxy from such a Delta shareholder.

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If your shares are registered in street name, or are held in a Pilot Plan or Family-Care Plans account, please bring evidence of your stock ownership, such as your most recent account statement.

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If you own unvested restricted common stock, please bring your Delta-issued identification card; we will have a list of the holders of unvested restricted common stock at the meeting.

All shareholders should also bring valid picture identification; employees may use their Delta-issued identification card. If you do not have valid picture identification and proof that you own Delta stock, you may not be admitted to the meeting.

Householding

As permitted by the 1934 Act, only one copy of this proxy statement is being delivered to shareholders residing at the same address, unless the shareholders have notified Delta of their desire to receive multiple copies of the proxy statement. This is known as householding.

Delta will promptly deliver, upon oral or written request, a separate copy of the proxy statement to any shareholder residing at an address to which only one copy was mailed. Requests for additional copies for the current year or future years should be directed to Delta’s Investor Relations toll free at (866) 715-2170.

Shareholders of record residing at the same address and currently receiving multiple copies of the proxy statement may contact our registrar and transfer agent, EQ Shareowners Services, to request that only a single copy of the proxy statement be mailed in the future. Contact EQ by phone at (800) 259-2345 or by mail at P.O. Box 64854, St. Paul, MN 55164-0854.

If you hold your shares in street name, you should contact Broadridge Investor Communication Solutions, Inc., Householding Department, 51 Mercedes Way, Edgewood, NY 11717 or by calling 1-866-540-7095 to request that only a single copy of the proxy statement be mailed in the future.

Cost of Solicitation

Delta will pay the cost of soliciting proxies. We have retained Innisfree to solicit proxies, by telephone, in person or by mail, for a fee of $20,000 plus certain expenses. In addition, certain Delta officers and employees, who will receive no compensation for their services other than their regular salaries, may solicit proxies. Delta will also reimburse banks, brokers and other nominees for their costs in forwarding proxy materials to beneficial owners of Delta stock. Other proxy solicitation expenses that we will pay include those for preparing, mailing, returning and tabulating the proxies.

  2019 PROXY STATEMENT    65

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Submission of Shareholder Proposals

To be considered for inclusion in our proxy statement for the 2020 annual meeting, shareholder proposals other than a director nomination must comply with the requirements under SEC Rule 14a-8 and must be submitted in writing and received by us no later than 5:00 p.m., local time, on January 10, 2020, at the following address:

By delivery:	By mail:
Law Department Delta Air Lines, Inc. Department 981 1030 Delta Boulevard Atlanta, Georgia 30354 Attention: Chief Legal Officer	Law Department Delta Air Lines, Inc. Department 981 P.O. Box 20574 Atlanta, Georgia 30320 Attention: Chief Legal Officer

Under certain circumstances, shareholders may also submit nominations for directors for inclusion in our proxy materials by complying with the requirements in Article II, Section 9 of our Bylaws. Director nominations to be considered for inclusion in proxy materials for the 2020 annual meeting must be received by us at the address above no earlier than December 11, 2019 and no later than January 10, 2020.

In addition, a shareholder may only bring business before the 2020 annual meeting, other than a proposal included in the proxy statement, or may submit nominations for directors, if the shareholder complies with the requirements specified in Article II, Section 8 of our Bylaws. The requirements include:

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providing written notice that is received by Delta’s Corporate Secretary between February 20, 2020 and March 22, 2020 (subject to adjustment if the date of the 2020 annual meeting is moved by more than 30 days, as provided in Article II, Section 8(b) of the Bylaws); and

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supplying the additional information listed in Article II, Section 8(b) of the Bylaws.

Delta’s Bylaws are available at http://ir.delta.com/governance/.

A proxy granted by a shareholder will give discretionary authority to the proxies to vote on any matters introduced pursuant to the notice provision in our Bylaws, subject to the applicable rules of the Securities and Exchange Commission.

The Corporate Governance Committee evaluates potential nominees for director suggested by shareholders on the same basis as all other potential nominees. To recommend a potential nominee, you may:

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e-mail nonmgmt.directors@delta.com or

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send a letter addressed to Delta’s Law Department at Delta Air Lines, Inc., Dept. No. 981, 1030 Delta Boulevard, Atlanta, Georgia 30354, Attention: Corporate Secretary.

Each potential nominee is reviewed by the Committee, which decides whether to recommend a candidate for consideration by the full Board.

ir.delta.com	2019 PROXY STATEMENT 66

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Supplemental Information about Financial Measures

We sometimes use information that is derived from our Consolidated Financial Statements, but that is not presented in accordance with accounting principles generally accepted in the U.S. (GAAP). Certain of this information is considered “non-GAAP financial measures” under SEC rules. The non-GAAP financial measures may be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results. The tables below show reconciliations of non-GAAP financial measures used in this proxy statement to the most directly comparable GAAP financial measures. Reconciliations may not calculate correctly due to rounding.

Pre-Tax Income, adjusted

We adjust pre-tax income for mark-to-market (“MTM”) adjustments and settlements on fuel hedge contracts, the MTM adjustments recorded by our equity method investees, Virgin Atlantic and Aeroméxico, and unrealized gains/losses on our equity investments accounted for at fair value, to determine pre-tax income, adjusted.

MARK-TO-MARKET (“MTM”) ADJUSTMENTS AND SETTLEMENTS

MTM adjustments are defined as fair value changes recorded in periods other than the settlement period. Such fair value changes are not necessarily indicative of the actual settlement value of the underlying hedge in the contract settlement period. Settlements represent cash received or paid on hedge contracts settled during the period.

EQUITY INVESTMENT MTM ADJUSTMENTS

We record our proportionate share of earnings/loss from our equity investments in Virgin Atlantic and Aeroméxico in non-operating expense. We adjust for our equity method investees' MTM adjustments to allow investors to better understand and analyze our core financial performance in the periods shown.

UNREALIZED GAIN/LOSS ON INVESTMENTS

We record the unrealized gains/losses on our equity investments accounted for at fair value in non-operating expense. Adjusting for these gains/losses allows investors to better understand and analyze our core operational performance in the periods shown.

(in millions)	Year Ended December 31
	2018	2017
Pre-tax income	$5,151	$5,500
Adjusted for:
MTM adjustments and settlements	(53)	(259)
Equity Investment MTM adjustments	29	8
Unrealized gain/loss on investments	(14)	_
Total Adjustments	(38)	(251)
PRE-TAX INCOME, ADJUSTED	$5,113	$5,250

  2019 PROXY STATEMENT    67

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After-Tax Return on Invested Capital

We present after-tax return on invested capital as management believes this metric is helpful to investors in assessing the company's ability to generate returns using its invested capital and as a measure against the industry. Return on invested capital is adjusted total operating income, after-tax, divided by average invested capital. All adjustments to calculate ROIC are intended to provide a more meaningful comparison of our results to the airline industry and other high-quality industrial companies.

(in millions, except % of return)	Year Ended December 31
	2018	2017	2016
Adjusted book value of equity	$21,040	$20,980	$18,830
Average gross debt	11,090	10,991	9,872
Average invested capital	$32,130	$31,971	$28,702

Adjusted total operating income	$5,965	$6,345	$6,880
Tax effect	(1,395)	(2,189)	(2,328)
Tax-effected adjusted total operating income	$4,570	$4,156	$4,552
AFTER-TAX RETURN ON INVESTED CAPITAL	14.2%	13.0%	15.9%

Operating Cash Flow, adjusted

We present operating cash flow, adjusted because management believes adjusting for the following items provides a more meaningful measure for investors. Adjustments include:

HEDGE DEFERRALS

During the March 2016 quarter, we deferred settlement of a portion of our hedge portfolio until 2017 by entering into transactions that, excluding market movements from the date of inception, would provide approximately $300 million in cash receipts during the second half of 2016 and require approximately $300 million in cash payments in 2017. Operating cash flow is adjusted to include the impact of these deferral transactions in order to allow investors to understand the net impact of hedging activities in the period shown.

REIMBURSEMENTS RELATED TO BUILD-TO-SUIT FACILITIES AND OTHER

Management believes investors should be informed that these reimbursements for build-to-suit leased facilities effectively reduce net cash provided by operating activities and related capital expenditures.

(in millions)	Year Ended December 31, 2018
Net cash provided by operating activities	$7,014
Adjusted for:
Hedge deferrals	(19)
Reimbursements related to build to suit facilities and other	(96)
NET CASH PROVIDED BY OPERATING ACTIVITIES, ADJUSTED	$6,899

ir.delta.com	2019 PROXY STATEMENT 68

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Capital Expenditures, net

We present net capital expenditures because management believes investors should be informed that a portion of these capital expenditures are reimbursed by a third party.

(in billions)	Year Ended December 31, 2018
Flight equipment, including advance payments	$3.7
Ground property and equipment, including technology	1.5
Reimbursements from third parties related to build to suit facilities and other	(0.4)
CAPITAL EXPENDITURES, NET	$4.7

  2019 PROXY STATEMENT    69

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DELTA

~200
Million customers annually

850+
Mainline Aircraft

6
Continents

50+
Countries

300+
Destinations

5,000
Daily departures
(Mainline and Connection Carriers)

15,000
Daily departures through international codeshares

COMPANY AWARDS AND RECOGNITION IN 2018

Top 50 Most Admired companies
- Fortune

Best Airline of 2018
- Wall Street Journal

Among Most Innovative Companies Worldwide
- Fast Company

'Most on-time North American Mainline Airline', 'Most On-time North American Network Airline' and 'Most On-time International Mainline Airline'
- FlightGlobal

No.1 US airline for the 8th consecutive year
- Corporate travel community in the *Business Travel News Airline Survey*

Most admired airline for the 7th time in eight years
- Fortune

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DELTA

DELTA AIR LINES, INC.
1030 DELTA BLVD.
DEPARTMENT 829
ATLANTA, GA 30354-1989

You may submit this proxy or these voting instructions, as applicable, using the Internet, telephone or U.S. mail. Participants in the Delta Pilots Savings Plan, the Delta Family-Care Savings Plan, the Delta Family-Care Saving Plan and holders of unvested restricted common stock may submit voting instructions on this proxy card.

To vote online or by telephone, have this proxy card in hand and go to www.proxyvote.com or call 1-800-690-6903 and follow the instructions.

If you mail this proxy card, mark, sign and date the card and return it in the postage-paid envelope, or send it to: For registered stockholders and holders of unvested restricted common stock - Delta Air Lines, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. For Delta Pilots Savings Plan participants and Delta Family-Care Savings Plan participants - Fidelity Management Trust Company, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

VOTING DEADLINES

Delta Pilots Savings Plan, Delta Family-Care Savings Plan and Delta Family-Care Saving Plan Participants:
Voting instructions submitted using the Internet or telephone must be submitted before 5:00 p.m. Eastern Daylight Time (EDT) on Tuesday, June 18, 2019. Voting instructions submitted by mailing this proxy card must be received by the trustee by that time.

Registered Stockholders and Holders of Unvested Restricted Common Stock:
Voting instructions submitted using the Internet or telephone must be submitted before 11:59 p.m. EDT on Wednesday, June 19, 2019. Voting instructions submitted by mailing this proxy card must be received by Broadridge by that time.

ELECTRONIC DELIVERY OF FUTURE STOCKHOLDER COMMUNICATIONS

Delta encourages stockholders to sign up to receive proxy materials electronically in the future. Using electronic communication significantly reduces our printing and postage costs, and helps protect the environment. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive stockholder communications electronically in the future.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E76135-P23318

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DELTA AIR LINES, INC.

The Board of Directors recommends a vote FOR Proposals 1, 2 and 3 and AGAINST Proposal 4.

DELTA'S BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL NOMINEES:

1. Election of Nominees for Director:	**For**	**Against**	**Abstain**
1a. Edward H. Bastian	☐	☐	☐
1b. Francis S. Blake	☐	☐	☐
1c. Daniel A. Carp	☐	☐	☐
1d. Ashton B. Carter	☐	☐	☐
1e. David G. DeWalt	☐	☐	☐
1f. William H. Easter III	☐	☐	☐
1g. Christopher A. Hazleton	☐	☐	☐
1h. Michael P. Huerta	☐	☐	☐
1i. Jeanne P. Jackson	☐	☐	☐
1j. George N. Mattson	☐	☐	☐
1k. Sergio A.L. Rial	☐	☐	☐
1l. Kathy N. Waller	☐	☐	☐

DELTA'S BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 2 AND 3.	**For**	**Against**	**Abstain**
2. To approve, on an advisory basis, the compensation of Delta's named executive officers.	☐	☐	☐
3. To ratify the appointment of Ernst & Young LLP as Delta's independent auditors for the year ending December 31, 2019.	☐	☐	☐
DELTA'S BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST PROPOSAL 4.			
4. A stockholder proposal related to the right to act by written consent.	☐	☐	☐

For address changes and/or comments, please check this box and write them on the back where indicated. ☐

Please indicate if you plan to attend this meeting. ☐ Yes ☐ No

(**NOTE:** Please sign exactly as your name(s) appear(s) hereon. All holders must sign. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. If a corporation, please sign in full corporate name by authorized officer. If a partnership, please sign in partnership name by authorized person.)

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

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Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice of Annual Meeting, Proxy Statement and Annual Report on Form 10-K for the Year Ended December 31, 2018 are available at www.proxyvote.com.

E76136-P23318

DELTA AIR LINES, INC.

I hereby appoint Edward H. Bastian, Francis S. Blake and Daniel A. Carp, and each of them, as proxies with full power of substitution, for and in my name, to vote all shares of Common Stock of Delta Air Lines, Inc. owned by me which I would be entitled to personally vote on all matters which may properly come before the 2019 Annual Meeting of Stockholders of Delta to be held at the offices of Davis Polk & Wardwell LLP, 450 Lexington Avenue, New York, NY 10017 on Thursday, June 20, 2019 at 7:30 a.m., local time, or any adjournment of the meeting.

The proxies shall vote subject to the directions indicated on the reverse side of this Proxy Card, and the proxies are authorized to vote in their discretion upon other business as may properly come before the annual meeting or any adjournment of the meeting. The proxies will vote as the Board of Directors recommends where a choice is not specified. The proxies cannot vote these shares unless you sign, date and return this Proxy Card or vote by the Internet or telephone.

If I am the holder of unvested restricted common stock granted under Delta's Performance Compensation Plan, I hereby instruct the administrator of the Performance Compensation Plan to vote the shares of unvested restricted common stock granted to me at the annual meeting, as indicated on the reverse side of this card. I understand that the administrator of the Performance Compensation Plan will not vote the shares of unvested restricted common stock granted to me if I do not submit voting instructions before 11:59 p.m. EDT on Wednesday, June 19, 2019.

If I am a participant in the Delta Pilots Savings Plan (Pilot Plan), the Delta Family-Care Savings Plan (Savings Plan), or the Delta Family-Care Saving Plan (Saving Plan), I hereby instruct Fidelity Management Trust Company, as Trustee, to vote the shares of Delta common stock attributable to the Pilot Plan, the Savings Plan or the Saving Plan account, as applicable, at the annual meeting, as indicated on the reverse side of this card. These instructions shall be confidential. I understand that the Trustee will not vote shares attributable to the Pilot Plan, the Savings Plan or the Saving Plan account if the Trustee does not receive voting instructions from me before 5:00 p.m. EDT on Tuesday, June 18, 2019.

I acknowledge receipt of Delta's Notice of Annual Meeting of Stockholders, dated May 10, 2019, Proxy Statement and Annual Report on Form 10-K for the Year Ended December 31, 2018.

Address Changes/Comments: ______________________________

____

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side